QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Biosite Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Biosite Incorporated
11030 Roselle Street
San Diego, CA 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 17, 2005

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Biosite Incorporated, a Delaware corporation (the "Company"). The meeting will be held on Friday, June 17, 2005 at 10:00 a.m. local time at the Biosite Incorporated corporate offices, 11030 Roselle Street, San Diego, California 92121 for the following purposes:

  1.
  To elect two Class II directors to hold office until the 2008 Annual Meeting of Stockholders.

  2.
  To approve the amendment and restatement of the Company's 1996 Stock Incentive Plan to increase the total number of shares reserved for issuance.

  3.
  To approve the amendment of the Company's Restated Certificate of Incorporation, as amended, to increase the total number of shares and the number of shares of common stock authorized for issuance.

  4.
  To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2005.

  5.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual Meeting is April 22, 2005. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Christopher J. Twomey Senior Vice President, Finance, Chief Financial Officer and Secretary
San Diego, California May 16, 2005

        You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or on the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

        We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Biosite Incorporated (sometimes referred to as the "Company" or "Biosite") is soliciting your proxy to vote at the 2005 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

        The Company intends to mail this proxy statement and accompanying proxy card on or about May 16, 2005 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

        Only stockholders of record at the close of business on April 22, 2005 will be entitled to vote at the annual meeting. On this record date, there were 16,866,735 shares of common stock outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        If on April 22, 2005 your shares were registered directly in your name with Biosite's transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on April 22, 2005 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        There are four matters scheduled for a vote:

  •
  Election of two Class II directors to hold office until the 2008 Annual Meeting of Stockholders.

  •
  Approval of the amendment and restatement of the 1996 Stock Incentive Plan to increase the number of shares reserved for issuance.

  •
  Approval of the amendment of the Company's Restated Certificate of Incorporation, as amended, to increase the total number of shares and the number of shares of common stock authorized for issuance.

  •
  Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2005.

How do I vote?

        You may either vote "For" all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are as follows:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card, over the telephone, or on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

  •
  To vote in person, come to the annual meeting where a ballot will be made available to you.

  •
  To vote using the enclosed proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

  •
  To vote over the telephone, dial toll-free 1-877-260-0389 using a touch-tone phone and follow the recorded instructions. Your vote must be received by 11:59 p.m. Eastern time, June 16, 2005 to be counted.

  •
  To vote on the Internet, go to the Biosite Website at http://www.biosite.com and select "Vote 2005 Proxy". Have your proxy card ready and follow the instructions on your screen. Your vote must be received by 11:59 p.m. Eastern time, June 16, 2005 to be counted.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Biosite. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank, if available. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

        We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 22, 2005.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of the two nominees for director and "For" the proposals to approve the amendment and restatement of the 1996 Stock Incentive Plan and the amendment of the Company's Restated Certificate of Incorporation, as amended, and "For" the ratification of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2005. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees and Georgeson Shareholder Communications, Inc. ("Georgeson") may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but Georgeson will be paid its customary fee of approximately $10,000 plus out-of-pocket expenses if it solicits proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  If you are a stockholder of record as of the record date for the annual meeting, you may send a written notice that you are revoking your proxy to Biosite Incorporated's Secretary at 11030 Roselle Street, San Diego, CA 92121.

  •
  If you are a stockholder of record as of the record date for the annual meeting, you may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year's annual meeting?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by January 17, 2006, to Biosite's Secretary at 9975 Summers Ridge Road, San Diego, CA 92121. If you wish to submit a proposal that is not to be included in next year's proxy materials or nominate a director, you must also do so by January 17, 2006.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and (with respect to proposals other than the election of directors) "Against" votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

        If your shares are held in "street name" by your broker, you will need to obtain a proxy form from your broker and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange ("NYSE") on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as "broker non-votes," as described below.

        With respect to each of the proposals to be voted on at the meeting, if shares of our common stock that are held in "street name" by a broker are not voted by the broker who is the record holder of the shares, or a "broker non-vote," or if shares are voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these shares will not be counted towards the total votes cast on a particular proposal for purposes of determining whether stockholder approval of the proposal has been obtained.

How many votes are needed to approve each proposal?

  •
  For the election of two Class II directors to hold office until the 2008 Annual Meeting of Stockholders, the two nominees receiving the most "For" votes (among votes properly cast in person or by proxy) will be elected.

  •
  To be approved, Proposal No. 2, approval of the amendment and restatement of the Company's 1996 Stock Incentive Plan, must receive a "For" vote from the majority of shares present and entitled to vote either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote.

  •
  To be approved, Proposal No. 3, approval of the amendment of the Company's Restated Certificate of Incorporation, as amended, must receive a "For" vote from the majority of the outstanding shares of the Company. If you "Abstain" from voting, it will have the same effect as an "Against" vote.

  •
  To be approved, Proposal No. 4, ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2005, must receive a "For" vote from the majority of shares present and entitled to vote either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. At the close of business on April 22, 2005, the record date for the annual meeting, there were 16,866,735 shares outstanding and entitled to vote.

        Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company's Quarterly Report on Form 10-Q for the second quarter of 2005.

PROPOSAL 1
ELECTION OF DIRECTORS

        Biosite's Board of Directors is divided into Class I, Class II and Class III directors. Currently, each class consists of two directors and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until the director's successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

        The Board of Directors presently has six members. There are two directors, those in Class II, whose term of office expires in 2005. If elected at the annual meeting, each of these nominees would serve until the 2008 annual meeting and until his or her successor is elected and has qualified, or until the director's death, resignation or removal. Neither of the nominees for election as a director at the 2005 Annual Meeting of Stockholders attended the 2004 Annual Meeting of Stockholders. It is the Company's policy to invite directors and nominees for director to attend the Annual Meeting. Three of the directors attended the 2004 Annual Meeting of Stockholders.

        The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.

Nominees for Election for a Three-year Term Expiring at the 2008 Annual Meeting

Name	Age
CLASS II
Anthony DeMaria, M.D.	62

        Dr. DeMaria joined our Board of Directors in June 1998. In July 2004, Dr. DeMaria became the Director of the Sulpezio Cardiovascular Center and Judith and Jack White Chair and Professor of Medicine at the University of California, San Diego. Prior to holding this position, Dr. DeMaria was the Chief of the division of Cardiology and Professor of Medicine at the University of California, San Diego. Prior to joining the University of California in 1992, Dr. DeMaria was Director of the Kentucky Heart Institute. Prior to joining the Kentucky Heart Institute, he held key management positions at the University of Kentucky College of Medicine and the University of California, Davis, School of Medicine. In 1988, Dr. DeMaria served as president of the American College of Cardiology and he is past-president of the American Society of Echocardiography. Dr. DeMaria received a B.S. from College of the Holy Cross and an M.D. from New Jersey College of Medicine.

Howard E. Greene, Jr.	62

        Mr. Greene joined our Board of Directors in June 1989. Mr. Greene is an entrepreneur who founded, managed and financed a series of medical technology companies during the past 25 years. From September 1987 to July 1996, Mr. Greene was the founding Chief Executive Officer of Amylin Pharmaceuticals, Inc., a biotechnology company developing drug candidates for treating metabolic diseases. From October 1986 until July 1993, Mr. Greene was a founding general partner of Biovest Partners, a seed venture capital firm. He was Chief Executive Officer of Hybritech Incorporated from March 1979 until its acquisition by Eli Lilly & Co. in March 1986, and was co-inventor of Hybritech's patented monoclonal antibody assay technology. Prior to joining Hybritech, he was an executive with the medical diagnostics division of Baxter Healthcare Corporation from 1974 to 1979, and a consultant with McKinsey & Company from 1967 to 1974. He is Chairman of the Board of Epimmune Inc. and a director of Amylin Pharmaceuticals, Inc. Mr. Greene received a B.A. from Amherst College and an M.B.A. from Harvard University.

Directors Continuing in Office Until the 2006 Annual Meeting

CLASS III
Kim D. Blickenstaff	52

        Mr. Blickenstaff, a founder of Biosite, has served as Chief Executive Officer and a director of the Company since April 1988 and was Secretary from April 1988 to June 2002. From April 1988 to October 2004, Mr. Blickenstaff also served as President of the Company. In October 2004 he was appointed Chairman of the Board of Directors. Mr. Blickenstaff is also a director of several privately held medical products companies. Before forming the Company, he held various positions in finance, operations, research management, sales management, strategic planning, and marketing with Baxter Travenol, National Health Laboratories and Hybritech Incorporated. Mr. Blickenstaff received a B.A. from Loyola University, Chicago and an M.B.A. from the Graduate School of Business, Loyola University, Chicago.

Kenneth F. Buechler, Ph.D.	51

        Dr. Buechler, a founder of Biosite and a co-inventor of certain of its proprietary technology, has been a director since June 2003 and was promoted in October 2004 to President and Chief Scientific Officer. From March 2003 to October 2004, Dr. Buechler was our Senior Vice President, Research and Development and from April 2001 to March 2003, Dr. Buechler was Vice President, Research and Development. From January 1994 to April 2001, he was Vice President, Research and was Director of Chemistry from April 1988 to January 1994. Before forming the Company, he was a Senior Scientist in the Diagnostics Research and Development Group at Hybritech Incorporated. Dr. Buechler received a B.S. in Chemistry and Ph.D. in Biochemistry from Indiana University.

Directors Continuing in Office Until the 2007 Annual Meeting

CLASS I
Lonnie M. Smith	60

        Mr. Smith joined our Board of Directors in October 1997. Since 1997, Mr. Smith has served as Chief Executive Officer and Chairman of the Board of Intuitive Surgical Inc., a surgical device company. From 1982 to February 1997, he served as Senior Executive Vice President in charge of healthcare for Hillenbrand Industries, Inc., a diversified public holding company. Mr. Smith was a director of Hillenbrand from 1981 to February 1997. He had been employed by Hillenbrand or its subsidiaries in various offices since 1976. Mr. Smith received a B.S. in Electrical Engineering from Utah State University and an M.B.A. from Harvard Business School.

Timothy J. Wollaeger	61

        Mr. Wollaeger joined our Board of Directors and served as Chairman of the Board of Directors since the inception of the Company through October 2004. Mr. Wollaeger is the general partner of Kingsbury Associates, L.P., and a Managing Director of Sanderling, both venture capital firms. He founded Kingsbury Associates in December 1993 and joined Sanderling in April 2002. From May 1990 until December 1993, he was Senior Vice President and a director of Columbia Hospital Corporation (now HCA Healthcare Corporation). From October 1986 until July 1993, he was a founding general partner of Biovest Partners, a seed venture capital firm. He is currently the Chairman of the Board of Directors of Digirad Corporation and a director of Senomyx, Inc. Mr. Wollaeger received a B.A. in Economics from Yale University and an M.B.A. from Stanford University.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Independence of the Board of Directors

        As required under The Nasdaq Stock Market ("Nasdaq") listing standards, a majority of the members of a listed company's Board of Directors must qualify as "independent," as affirmatively determined by the Board of Directors. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with all relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

        Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board affirmatively has determined that a majority of the Company's directors are independent directors within the meaning of the applicable Nasdaq listing standards.

        As required under recently adopted Nasdaq listing standards, from time to time the Company's independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

Information Regarding the Board of Directors and its Committees

        Last year, Biosite's Board of Directors documented the governance practices followed by the Company by adopting Corporate Governance Guidelines. The guidelines are intended to set forth in writing the practices that have been used by the Biosite Board to review and evaluate the Company's business operations as needed and to make decisions that are independent of the Company's management. The guidelines are also intended to document the aligned interests of directors and management with those of the Company's stockholders. The Corporate Governance Guidelines, as well as the charters for each committee of the Board and the Company's Code of Business Conduct and Ethics, are posted on the Company's website at www.biosite.com.

        Consistent with Nasdaq listing standards, in fiscal 2004 the Company's independent directors met at least once in regularly scheduled executive sessions at which only independent directors were present.

        The Board has four committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Stock Option Committee. The following table provides membership information for fiscal 2004 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance		Stock Option
Kim D. Blickenstaff							X
Kenneth F. Buechler, Ph.D.
Howard E. Greene, Jr.	X				X	*
Timothy J. Wollaeger	X	*	X	*	X
Lonnie M. Smith	X		X
Anthony DeMaria, M.D.
Total meetings in fiscal year 2004	11		9		3		25

*
Designated committee chairperson

        Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

  Audit Committee

        The Audit Committee of the Board of Directors assists the Board of Directors in fulfilling its oversight responsibility with respect to the Company's corporate accounting and financial reporting process. In that regard, the Audit Committee's functions are, among other things, to select and employ the Company's independent auditors; to evaluate the qualifications, performance and independence of the Company's independent auditors; to review the scope and plan of work to be performed by the independent auditors; to approve in advance the auditing and permissible non-audit services to be performed by the independent auditors; to review reports of the independent auditors; to review and discuss the Company's financial statements to be included in its periodic reports filed with the SEC; to review with management and the independent auditors the results of the annual audited financial statements and quarterly financial statements, including reviewing the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", and to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters. Three directors comprise the Audit Committee: Messrs. Wollaeger (Chair), Greene and Smith. The Audit Committee met eleven times during the 2004 fiscal year.

        The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of the Company's Audit Committee are independent (as independence for audit committee members is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board has determined that Timothy Wollaeger qualifies as an "audit committee financial expert," as defined in applicable SEC rules. The Board of Directors made a qualitative assessment of Mr. Wollaeger's level of knowledge and experience based on a number of factors, including his formal education, and his experience as an executive, including service as a Chief Financial Officer, of several publicly traded and privately held companies.

  Compensation Committee

        The Compensation Committee of the Board of Directors assists the Board of Directors in fulfilling its oversight responsibility with respect to the Company's compensation policies, plans and programs, and reviews and determines the compensation to be paid to the Company's executive officers and directors. In that regard, the Compensation Committee's functions are, among other things, to review, evaluate and recommend or approve compensation arrangements for executive officers, other senior management and directors of the Company; to determine, in its sole discretion, the compensation and other terms of employment of the Company's Chief Executive Officer; and to implement and administer the Company's stock plans, stock purchase plans, cash bonus plans, deferred compensation plans and similar programs. The Compensation Committee also awards all inducement stock option awards to new employees under our 2002 Nonqualified Stock Incentive Plan. Two directors comprise the Compensation Committee: Messrs. Smith and Wollaeger (Chair). All members of the Company's Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Compensation Committee met nine times during the 2004 fiscal year.

  Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee of the Board of Directors assists the Board of Directors in fulfilling its oversight responsibility with respect to the composition of the Board of Directors and the Company's corporate governance matters. In that regard, the Nominating and Corporate Governance Committee's functions are, among other things, to establish criteria for membership on the Board of Directors; to identify, evaluate and recommend candidates to serve on the

Board of Directors; to evaluate and assess the performance of the Board of Directors and its committees; and to develop and review corporate governance principles applicable to the Company. Two directors comprise the Nominating and Corporate Governance Committee: Messrs. Greene (Chair) and Wollaeger. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met three times during the 2004 fiscal year.

        The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including having the highest personal integrity and ethics, possessing relevant background and expertise upon which to be able to offer advice and guidance to management and having sufficient time to devote to the affairs of the Company. All directors should also rigorously represent the long-term interests of the Company's stockholders. However, the Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Committee may consider attributes such as diversity, age, skills, and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee also reviews such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors' independence. In the case of new director candidates, the Committee determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Committee meets to discuss and consider such candidates' qualifications and then selects a nominee by majority vote. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

        At this time, the Nominating and Corporate Governance Committee does not consider director candidates recommended by stockholders. The Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the criteria for Board membership as set forth in the Company's Corporate Governance Guidelines.

  Stock Option Committee

        The Board of Directors also has a Stock Option Committee comprised of a single member, Mr. Blickenstaff. Generally, the Stock Option Committee may award stock options under Biosite's equity based compensation plans to employees who are not officers of the Company. The Stock Option Committee met twenty-five times during the 2004 fiscal year in order to award stock options to new employees that were not receiving inducement stock option awards under the Company's 2002 Nonqualified Stock Incentive Plan and to award additional options to current employees in recognition of promotions and continued service to the Company.

Meetings of the Board of Directors

        The Board of Directors met four times during the last fiscal year. All directors, except Dr. DeMaria, attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

Stockholder Communications with the Board of Directors

        Persons interested in contacting directors with their concerns or issues may address correspondence to a particular director, or to the entire Board, or to the independent directors generally, in care of Biosite Incorporated at 11030 Roselle Street, San Diego, California, 92121. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation, or Nominating and Corporate Governance Committee.

Code of Business Conduct and Ethics

        The Company has adopted the Biosite Incorporated Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.biosite.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, any such amendment or waiver will be publicly disclosed as required by applicable law or regulations of Nasdaq.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

  This Report is not "soliciting material" and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

Audit Committee Report

        The purpose of the Audit Committee is to assist the Board in its general oversight of the Company's financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Audit Committee and is available on our website at www.biosite.com. The members of the Audit Committee are Howard E. Greene, Jr., Lonnie M. Smith and Timothy J. Wollaeger. The Board has determined that all members of the Audit Committee are independent (as independence for audit committee members is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards).

        Management is responsible for the financial statements and reporting process, including the system of internal controls. The Company's independent accountants are responsible for performing an audit of the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee oversees and reviews these processes and has reviewed and discussed the financial statements with management and the Company's independent auditors. The Audit Committee is not, however, an employee of the Company, nor does it provide any expert assurance or professional certification regarding the Company's financial statements. The Audit Committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company's independent accountants.

        In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent accountants a formal written statement describing all relationships between the accountants and the Company that might bear on the accountants' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee discussed with the independent accountants any relationships that may impact their objectivity and independence, including fees paid relating to the audit and any non-audit services performed, and satisfied itself as to that firm's independence.

        The Audit Committee discussed and reviewed with the independent accountants all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees." In addition, the Audit Committee, with and without management present, discussed and reviewed the scope, plan and results of the independent accountants' examination of the financial statements. Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, subject to the limitations on the role and responsibility of the Audit Committee referred to in the written charter of the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC. The Audit Committee also approved the selection, subject to stockholder ratification, of the independent accountants and the Board of Directors concurred in such authorization.

Audit Committee
Timothy J. Wollaeger, Chairman Howard E. Greene, Jr. Lonnie M. Smith

PROPOSAL 2
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE
BIOSITE INCORPORATED 1996 STOCK INCENTIVE PLAN

        The 1996 Stock Incentive Plan (the "1996 Plan") was originally adopted by the Board of Directors on December 5, 1996, to be effective December 1, 1996, and was approved by the stockholders in December 1996. 900,000 shares of common stock were originally reserved for issuance under the 1996 Plan, subject to adjustments as provided in the 1996 Plan. Since its inception, the 1996 Plan has been amended by the Board of Directors with the approval of the Company's stockholders to reserve an additional 5,400,000 shares for issuance under the plan. In addition, on April 20, 1999, the Board of Directors amended the plan to modify provisions concerning the repricing of outstanding options at lower exercise prices. The 1996 Plan replaced the Company's 1989 Stock Plan; however, awards previously made under the 1989 Stock Plan continue to be administered in accordance with the 1989 Stock Plan. On April 8, 2005, the Board of Directors amended and restated the 1996 Plan to reserve an additional 700,000 shares for issuance, subject to approval by the Company's stockholders at the Annual Meeting.

        The full text of the 1996 Plan, substantially in the form in which it will take effect if approved by the Company's stockholders, is set forth in Exhibit A to this Proxy Statement. The following summary of the principal features of the 1996 Plan does not describe the specific provisions applicable to stock options granted to employees located in France and is subject to, and qualified in its entirety by, the full text of the 1996 Plan in Exhibit A.

        Since its inception, the Company has utilized stock options as an important long-term incentive and as a component of total employee compensation. Biosite grants stock options across the entire base of full-time employees, and because as of March 31, 2005 only 119,427 shares remained available for future grant under the 1996 Plan, this Proposal 2 is critical to the Company's ability to continue to offer stock options to Biosite employees, officers and outside directors—particularly existing employees who have contributed to the Company's growth and strong financial performance over the past several years.

        Biosite believes that stock options serve as a very effective means of aligning the interests of employees and stockholders, because they provide employees an additional direct incentive to maximize stockholder value over the long-term. In addition, since all of our stock option awards to employees have been granted with a four-year vesting period and a ten year expiration date, provided that the employee provides continuous service to the Company, stock options are also a valuable employee retention tool that helps us maintain a qualified, trained and motivated workforce. Because of the Company's success in the industry over the last several years, our management and employee ranks are frequently targeted by other young venture capital-backed and other early stage biotechnology and medical device companies that do offer stock options as an employment inducement incentive, making stock options an increasingly important retention tool for the Company.

        As the Company has said in the past, its success depends on the continued service of the Company's key scientific, technical, sales, marketing and executive personnel, and its ability to identify, hire and retain qualified personnel. This is of particular importance to the Company's business today, as Biosite continues to work towards the launch of new products and the growth of existing markets. Competition for such personnel is intense and involves factors such as compensation, equity incentives, work culture, organization and direction.

        Because of the importance of stock options to Biosite, the Company's management and Board of Directors strongly support this Proposal 2. If this Proposal 2 is not approved, the Company will likely need to reconsider the current mix of cash compensation and long-term incentives for our entire base of full-time employees, including appropriate substitutes for stock option based compensation and incentives, in order to continue to offer our workforce a competitive compensation package. This is particularly so in Southern California where a majority of our employees are located and where the use of stock option incentives as a part of total compensation is so prevalent in the health care, diagnostics, biotechnology and medical device industries. Therefore, if this Proposal 2 is not approved, and if the Company is not able to implement adequate alternative long-term retention and incentive programs, stockholders should understand that Biosite may be unable to retain existing personnel or identify or hire additional personnel, and the Company may not be able to research, develop, commercialize or market current and potential new products as it currently intends.

        For all of these reasons, Biosite's management and Board of Directors strongly support this Proposal 2.

Description of the 1996 Plan

  Purpose

        The purpose of the 1996 Plan is to promote the interests of the Company and its stockholders by providing the opportunity to employees, consultants and members of the Board of Directors of the Company (or any subsidiary of the Company) to acquire stock or to increase their proprietary interest in the Company. By providing the opportunity to acquire stock or receive other incentives, the Company seeks to attract and retain those key employees upon whose judgment, initiative and leadership the success of the Company largely depends. The Company's Board of Directors believes that the 1996 Plan constitutes an important means of compensating key employees.

  Shares Subject to the 1996 Plan

        The total number of shares available for grant under the 1996 Plan pursuant to restricted share awards, stock units, options and stock appreciation rights ("SARs") is 7,142,271 (which number includes 142,271 shares forfeited under the 1989 Stock Plan and added to the 1996 Plan and the proposed 700,000 share increase that stockholders are being asked to approve), subject to adjustments as provided in the 1996 Plan. If any restricted shares, stock units, options or SARs are forfeited, or if options or SARs terminate for any other reason prior to exercise (other than the exercise of a related SAR or option, and including any forfeiture or termination under the 1989 Stock Plan), then they again become available for awards under the 1996 Plan.

  Outstanding Grants

        As of March 31, 2005, an aggregate of 2,000 shares of restricted stock, 4574.28 stock units and 3,875,947 options were outstanding under the 1996 Plan and options granted under the 1996 Plan covering 2,440,322 shares have been exercised. As of March 31, 2005, all of the Company's employees, consultants and directors were eligible to receive awards under the 1996 Plan. On March 31, 2005, the closing price of the Company's common stock on the Nasdaq National Market was $52.03 per share. As of March 31, 2005, only 119,427 shares remained available for future grant under the 1996 Plan (which number does not include the proposed 700,000 share reserve increase that stockholders are being asked to approve).

  Administration

        The 1996 Plan is administered by the Board of Directors or committees designated by the Board of Directors. The Board, or such committee, selects the persons who will receive awards, determines the type and the size of any award and establishes any vesting or other conditions. Employees, directors and consultants of the Company (or any subsidiary of the Company) are eligible to participate in the 1996 Plan, although incentive stock options may be granted only to employees. No individual may receive options or SARs covering more than 250,000 shares of our common stock in any calendar year, subject to adjustments as provided in the 1996 Plan. The participation of the outside directors of the Company is limited to 20% of shares available under the 1996 Plan.

        The 1996 Plan provides for awards in the form of restricted shares, stock units, options or SARs, or any combination thereof. No payment is required upon receipt of an award, except that a recipient of newly issued restricted shares must pay the par value of such restricted shares to the Company. The Board is authorized, within the provisions of the 1996 Plan, to amend the terms of outstanding restricted shares or stock units, to modify or extend outstanding options or SARs or to exchange new options for outstanding options; provided, however, that such new or amended options must have the same or a higher aggregate exercise price than the outstanding options.

  Restricted Stock

        Restricted shares are shares of common stock that are subject to repurchase by the Company at the employee's purchase price in the event that the applicable vesting conditions are not satisfied, and they are nontransferable prior to vesting (except for certain transfers to a trust). Restricted shares have the same voting and dividend rights as other shares of common stock.

  Stock Units

        A stock unit is an unfunded bookkeeping entry representing the equivalent of one share of common stock, and is nontransferable prior to the holder's death. A holder of stock units has no voting rights or other privileges as a stockholder but may be entitled to receive dividend equivalents equal to the amount of dividends paid on the same number of shares of common stock as represented by the holder's stock units. Dividend equivalents may be converted into additional stock units or settled in the form of cash, common stock or a combination of both. Stock units, when vested, may be settled by distributing shares of common stock or by a cash payment corresponding to the fair market value of an equivalent number of shares of common stock, or a combination of both. Vested stock units will be settled at the time determined by the Compensation Committee. If the time of settlement is deferred, interest or additional dividend equivalents may be credited on the deferred payment.

        The recipient of restricted shares or stock units may pay all projected withholding taxes relating to the award with common stock rather than cash.

  Options

        Options may include nonstatutory stock options ("NSOs") as well as incentive stock options ("ISOs") intended to qualify for special tax treatment. The term of an ISO cannot exceed 10 years (five years for 10% stockholders), and the exercise price of an ISO must be equal to or greater than the fair market value of the common stock on the date of grant (or 110% of fair market value at the date of grant for 10% stockholders). The exercise price of an NSO must be equal to or greater than the par value of the common stock on the date of grant.

        The exercise price of an option may be paid in any lawful form permitted by the Compensation Committee, including (without limitation) the surrender of shares of common stock or restricted shares already owned by the optionee. The Compensation Committee may likewise permit optionees to satisfy their withholding tax obligation upon exercise of an NSO by surrendering a portion of their option shares to the Company. The 1996 Plan also allows the optionee to pay the exercise price of an option by giving "exercise/sale" or "exercise/pledge" directions. If exercise/sale directions are given, a number of option shares sufficient to pay the exercise price and any withholding taxes is issued directly to a securities broker selected by the Company who, in turn, sells these shares in the open market. The broker remits to the Company the proceeds from the sale of these shares, and the optionee receives the remaining option shares. If exercise/pledge directions are given, the option shares are issued directly to a securities broker or other lender selected by the Company. The broker or other lender will hold the shares as security and will extend credit for up to 50% of their market value. The loan proceeds will be paid to the Company to the extent necessary to pay the exercise price and any withholding taxes. Any excess loan proceeds may be paid to the optionee. If the loan proceeds are insufficient to cover the exercise price and withholding taxes, the optionee will be required to pay the deficiency to the Company at the time of exercise.

  Stock Appreciation Rights

        SARs permit the participant to elect to receive any appreciation in the value of the underlying stock from the Company, either in shares of common stock or in cash or a combination of the two, with the Compensation Committee having the discretion to determine the form in which such payment will be made. The amount payable on exercise of a SAR is measured by the excess of the market value of the underlying stock at exercise over the exercise price. SARs may, but need not, be granted in conjunction with options. Upon exercise of a SAR granted in tandem with an option, the corresponding portion of the related option must be surrendered and cannot thereafter be exercised. Conversely, upon exercise of an option to which a SAR is attached, the SAR may no longer be exercised to the extent that the corresponding option has been exercised. All options and SARs are nontransferable prior to the optionee's death.

  Vesting

        The Compensation Committee determines the number of restricted shares, stock units, options or SARs to be included in the award as well as the vesting and other conditions of the award. The vesting conditions may be based on the employee's service, his or her individual performance, the Company's performance or other appropriate criteria. In general, the vesting conditions will be based on the employee's service after the date of grant. Vesting may be accelerated in the event of the employee's death, disability or retirement or in the event of a change in control with respect to the Company.

  Other Provisions

        For purposes of the 1996 Plan, the term "change in control" is defined as any one of the following: (i) any person is or becomes the beneficial owner, directly or indirectly, of at least 50% of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors; (ii) the consummation of a merger or consolidation of the Company with or into another corporation or entity or any other corporate reorganization in which over 50% of the combined voting power of the continuing or surviving entity immediately after the merger, consolidation or reorganization is owned by persons who were not stockholders of the Company immediately prior to the merger, consolidation or reorganization; or (iii) a change in the composition of the Board of Directors in which fewer than half of the incumbent directors had been directors 24 months prior to the change or were elected or nominated with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to the change. The Compensation Committee has the discretion to determine, at the time of grant of an award or thereafter, that the award shall become fully vested and/or exercisable in the event of a change in control.

        Awards under the 1996 Plan may provide that if any payment (or transfer) by the Company to a recipient would be nondeductible by the Company for federal income tax purposes, then the aggregate present value of all such payments (or transfers) will be reduced to an amount which maximizes such value without causing any such payment (or transfer) to be nondeductible.

U.S. Federal Income Tax Consequences

        The following discussion of the U.S. federal income tax consequences of the 1996 Plan as it relates to share awards, NSOs and ISOs is intended to be a summary of applicable U.S. federal law. State and local tax consequences may differ. In addition, the tax treatment may be different for grants made to employees outside the United States.

  Share Awards

        If a participant is awarded or purchases fully-vested shares, the amount by which the fair market value of the shares on the date of award or purchase exceeds the amount (if any) paid for the shares will be taxed to the participant as ordinary income. The Company will be entitled to a deduction in the same amount provided it includes the compensation element of the sale or award in income on the Form W-2 or Form 1099 issued to the participant. The participant's tax basis in the shares acquired is equal to the share's fair market value on the date of acquisition. Upon a subsequent sale of any shares, the participant will realize capital gain or loss (long-term or short-term, depending on whether the shares were held for more than one year before the sale) in an amount equal to the difference between his or her basis in the shares and the sale price.

        If a participant is awarded or purchases shares that are subject to a vesting schedule, the participant is deemed to receive an amount of ordinary income equal to the excess of the fair market value of the shares at the time they vest over the amount (if any) paid for such shares by the participant. The Company is entitled to a deduction equal to the amount of the income recognized by the participant, subject to the tax reporting requirements.

        Section 83(b) of the Internal Revenue Code (the "Code") permits a participant to elect, within 30 days after the transfer of any shares subject to a vesting schedule to him or her, to be taxed at ordinary income rates on the excess of the fair market value of the shares at the time of the transfer over the amount (if any) paid by the participant for such shares. Withholding taxes apply at that time. If the participant makes a Section 83(b) election, any later appreciation in the value of the shares is not taxed as ordinary income, but instead is taxed as capital gain when the shares are sold or transferred.

  Options

        ISOs and NSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NSOs need not comply with such requirements.

        An optionee is generally not taxed on the grant or exercise of an ISO. The excess of the fair market value of the shares on the exercise date over the exercise price will, however, be an item of adjustment for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following grant and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is a capital gain (or loss). The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying the one and two-year holding periods described above, the optionee will recognize both ordinary income and capital gain (or loss) in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee's adjusted basis in the stock (usually the option price) or (ii) the difference between the fair market value of the stock on the exercise date over the option price. The balance of the consideration received on such a disposition will be capital gain if the stock had been held for at least one year following exercise of the ISO. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.

        An optionee is not taxed on the grant of an NSO. On exercise, however, the optionee recognizes ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is a capital gain if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

New Plan Benefits

        The following table presents certain information with respect to restricted stock, stock units and/or options granted under the 1996 Plan during the fiscal year ended December 31, 2004, to certain individuals and groups of individuals. The benefits to be received by these individuals and groups of individuals under the plan during the fiscal year ending December 31, 2005 will depend on a number of factors, including the fair market value of our common stock, our performance and the performance of those individuals. Consequently, the benefits to be issued to those participants under the 1996 Plan in 2005 is not currently determinable.

NEW PLAN BENEFITS
1996 Plan

Name and Position(s)	Dollar Value(1)	Number of Shares Underlying Options and Stock Units Granted
Kim D. Blickenstaff Chief Executive Officer and Chairman of the Board	$2,946,250	65,000	(2)
Kenneth F. Buechler, Ph.D. President and Chief Scientific Officer	$2,283,550	50,000	(3)
Thomas M. Watlington Executive Vice President and Chief Operating Officer	$2,283,550	50,000	(4)
Gunars E. Valkirs, Ph.D. Senior Vice President, Biosite Discovery	$1,514,530	33,000	(5)
Christopher J. Twomey Senior Vice President, Finance, Chief Financial Officer and Secretary	$1,596,000	35,000	(6)
All current executive officers as a group	$13,545,280	298,000
All current directors who are not current executive officers as a group	$911,000	20,725.80	(7)
All employees as a group (excluding executive officers)	$22,638,235	527,415

(1)
Determined by multiplying the applicable numbers of shares of underlying options and stock units granted by the exercise price of each award on the date of grant, which was equal to the fair market value of our common stock on the date of grant.

(2)
Includes options to purchase 15,000 shares granted in connection with Mr. Blickenstaff's promotion to Chairman of the Board of the Company.

(3)
Includes options to purchase 15,000 shares granted in connection with Dr. Buechler's promotion to President and Chief Scientific Officer of the Company.

(4)
Includes options to purchase 15,000 shares granted in connection with Mr. Watlington's promotion to Executive Vice President and Chief Operating Officer of the Company.

(5)
Includes options to purchase 8,000 shares granted in connection with Dr. Valkirs's promotion to Senior Vice President of the Company.

(6)
Includes options to purchase 10,000 shares granted in connection with Mr. Twomey's promotion to Senior Vice President of the Company.

(7)
Includes 725.80 stock units issued to Mr. Greene under the 1996 Plan in lieu of annual retainers and meeting fees.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information as of December 31, 2004 with respect to compensation plans under which equity securities of the Company are authorized for issuance. The table does not include the 700,000 additional shares that stockholders are being asked to approve under Proposal 2.

	Number of securities to be issued upon exercise of outstanding options, restricted stock units and performance units				Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
			Weighted-average exercise price of outstanding options, restricted stock units and performance units
Plan Category(1)
	A		B		C
Equity compensation plans approved by security holders(2)	4,268,796	(4)	$31.67	(5)	213,838	(6)
Equity compensation plans not approved by security holders(3)	774,516		$38.78		170,347

Total	5,043,312	(4)	$32.79	(5)	384,185	(6)

(1)
The table does not include information for employee benefit plans of the Company and its subsidiaries intended to meet the qualification requirements of Section 401(a) of the Code and foreign employee benefit plans which are similar to Section 401(a) plans.

(2)
Consists of three plans: the 1989 Stock Plan, the 1996 Plan and the Company's Employee Stock Purchase Plan (the "ESPP").

(3)
Consists of the 2002 Nonqualified Stock Incentive Plan (the "Nonqualified Plan"). The Nonqualified Plan provides for the grant of NSOs, restricted shares, stock units and stock appreciation rights to eligible employees and consultants. Officers and members of the Board of Directors have never received awards under the Nonqualified Plan; however, the Nonqualified Plan could be used for certain awards to officers in the future. The Company currently intends to grant only NSOs under the Nonqualified Plan. An aggregate of 1,050,000 shares of common stock were originally reserved for issuance under the Nonqualified Plan, of which 500,000 shares were reserved for issuance as inducement awards only. As of March 31, 2005, 791,869 shares were subject to outstanding options, 127,817 shares were available for future grant and 130,314 shares had been issued upon the exercise of previously issued stock option awards. The Nonqualified Plan is administered by the Compensation Committee, which has the power to interpret the plan and the discretion to determine the terms of the options granted under the plan, including the number of shares covered by such options.

(4)
The number takes account of approximately 4,290 stock units issued as of December 31, 2004 under the 1996 Plan in lieu of annual retainers and meeting fees, as elected by director Howard E. Greene, Jr. The terms, including the form and time of settlement of such stock units, are to be determined by the Board of Directors and the Compensation Committee, and may vary from the number of units included here based on the stock price. Does not include shares of common stock issued or to be issued under the ESPP.

(5)
The weighted average exercise price does not include approximately 4,290 outstanding stock units under the 1996 Plan or shares of common stock issued or to be issued under the ESPP.

(6)
Includes 99,375 shares available for issuance under the ESPP. The ESPP plan provides for an automatic share increase to be made on the first day of each calendar year of the Company beginning with the calendar year that began on January 1, 2005 and ending with the calendar year that begins on January 1, 2014. The number of shares added by such automatic share increase is equal to the lesser of (i) 1.5% of the shares of common stock outstanding at the end of the prior calendar year; or (ii) 1,500,000 shares of our common stock; provided that in no event will the annual increase cause the aggregate number of shares of common stock then available for purchase under the ESPP to exceed 5% of the number of outstanding shares of capital stock of the Company at the end of the prior calendar year. In December 2004, the Compensation Committee of our Board of Directors limited the automatic increase in the pool of shares of common stock available for issuance under the ESPP on January 1, 2005 to 100,000 shares.

PROPOSAL 3
APPROVAL OF THE AMENDMENT OF THE
CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES AND THE NUMBER
OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE

        The Board of Directors has approved the amendment of the Company's Restated Certificate of Incorporation, as amended, (the "Certificate of Incorporation") to (i) increase the total number of authorized shares from 45,000,000 to 65,000,000 and (ii) increase the number of authorized shares of common stock from 40,000,000 to 60,000,000. The Board of Directors recommends that the Company's stockholders approve this amendment.

        As of March 31, 2005, the Company had 16,822,080 shares of common stock outstanding. An additional 5,828,395 shares of common stock were reserved for future issuance under the Company's stock option and stock purchase plans, of which 4,677,201 shares were subject to outstanding options and 1,151,194 shares were available for future grant or purchase (including 700,000 shares subject to stockholder approval pursuant to Proposal 2 above). As a result, as of March 31, 2005, after taking into account the 700,000 share increase described in Proposal 2 above, there were 17,349,525 shares of authorized common stock remaining available.

        The Board of Directors believes that the authorized common stock remaining available is not sufficient to enable the Company to respond to potential business opportunities and to pursue important objectives that may be anticipated. Accordingly, the Board of Directors believes that it is in the Company's best interests to increase the number of authorized shares of common stock as described above. The Board of Directors also believes that the availability of such shares will provide the Company with the flexibility to issue common stock for proper corporate purposes that may be identified by the Board of Directors from time to time, such as financings, acquisitions, strategic business relationships or stock dividends (including stock splits in the form of stock dividends). Further, the Board of Directors believes the availability of additional shares of common stock will enable the Company to attract and retain talented employees through the grant of stock options and other stock-based incentives. The issuance of additional shares of common stock may have a dilutive effect on earnings per share and, for a person who does not purchase additional shares to maintain his or her pro rata interest, on a stockholder's percentage voting power.

        The authorized shares of common stock in excess of those issued will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable without further action by the Company's stockholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which the securities may be listed or traded. The Company does not have any present agreement, understanding, commitment or arrangement which would result in the issuance of the newly authorized common stock sought under this proposal. Upon issuance, such shares of common stock will have the same rights as the outstanding shares of common stock. Holders of common stock do not have preemptive rights.

        The Board of Directors does not intend to issue any common stock except on terms which the Board deems to be in the best interests of the Company and its then-existing stockholders.

        The Board of Directors does not recommend this proposed amendment with the intent to use the ability to issue additional common stock to discourage tender offers or takeover attempts. However, the availability of authorized common stock for issuance could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of the Company. The proposed amendment is not in response to any effort on the part of any party to accumulate material amounts of common stock or to acquire control of the Company by means of merger, tender offer, proxy contest or otherwise, or to change the Company's management. In addition, the proposal is not part of any plan by management to recommend a series of similar amendments to the Board of Directors and the stockholders.

        The text of the first sentence of the paragraph of Paragraph A of Article IV of the Certificate of Incorporation, as it is proposed to be amended pursuant to this proposal, is as follows:

        "The total number of shares of all classes of capital stock which the corporation shall have authority to issue is Sixty-Five Million (65,000,000) of which Sixty Million (60,000,000) shares of the par value of one cent ($.01) each shall be Common Stock (the "Common Stock") and Five Million (5,000,000) shares of the par value of one cent ($.01) each shall be Preferred Stock (the "Preferred Stock")."

        The affirmative vote of the holders of a majority of the Company's outstanding common stock is required to approve this proposal. If approved by the stockholders, the proposed amendment to the Company's Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware, which will occur as soon as reasonably practicable following such approval.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2005 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since 1988. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Principal Accountant Fees and Services

        The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2004 and December 31, 2003.

	Fiscal Year
	2004	2003
	(in thousands)
Audit Fees(1)	$728	$265
Audit-related Fees(2)	0	17
Tax Fees
Preparation and Compliance(3)	81	232
Other Tax Fees(4)	214	101

Tax Fees—Total	295	333

All Other Fees	0	0

Total Fees	$1,023	$615

(1)
Includes fees for the annual audit and reviews of the Company's Quarterly Reports on Form 10-Q and Form S-8 Registration Statements. In 2004, audit fees also include fees for professional services rendered for the audits of (i) management's assessment of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

(2)
Includes fees for the audit of the Company's 401(k) Savings Plan.

(3)
Includes state, federal and international tax preparation and compliance services.

(4)
Includes state, federal and international tax consulting advice and services.

        All of the fees described above were approved by the Audit Committee.

Pre-Approval Policies and Procedures

        The Audit Committee policy and procedures for the pre-approval of audit and non-audit services rendered by our independent auditors, Ernst & Young LLP, are reflected in the Audit Committee

Charter. The Audit Committee Charter provides that the Audit Committee shall approve the terms and fees of all auditing and permissible non-audit services of the independent auditors in advance of the provision of those services. In connection with its pre-approval of any non-audit services, the Audit Committee shall also consider whether the performance by the independent auditors of such services is compatible with the auditors' independence.

        The Audit Committee of the Board of Directors has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP's independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4.

EXECUTIVE OFFICERS

        Our officers, their positions, and ages as of March 31, 2005 are as follows:

Name	Age	Position
Kim D. Blickenstaff*	52	Chief Executive Officer and Chairman of the Board
Kenneth F. Buechler, Ph.D.*	51	President and Chief Scientific Officer
Thomas M. Watlington*	49	Executive Vice President and Chief Operating Officer
Gunars E. Valkirs, Ph.D.*	53	Senior Vice President, Biosite Discovery
Christopher J. Twomey*	45	Senior Vice President, Finance, Chief Financial Officer and Secretary
Christopher R. Hibberd*	39	Senior Vice President, Corporate Development
Gary A. King*	49	Vice President, International Operations
Nadine E. Padilla*	44	Vice President, Corporate and Investor Relations
Peter Witerzens, Ph.D.*	63	Vice President, Operations
John Cajigas	39	Vice President, Finance
William J. Ferenczy	49	Vice President, Marketing
Sarah J. Gunhouse	45	Vice President, U.S. Sales
Stephen M. Lesefko	52	Vice President, Engineering
Paul H. McPherson, Ph.D.	46	Vice President, Research and Development
Robin G. Weiner	49	Vice President, Regulatory and Government Affairs

*
Denotes Executive Officer

        Biographical information regarding each of our officers who are not also directors of the Company are as follows:

        Thomas M. Watlington joined us as Senior Vice President of Sales and Marketing in December 1996 and was promoted to Senior Vice President Commercial Operations in 1999. In October 2004 Mr. Watlington was promoted to Executive Vice President and Chief Operating Officer of the Company. He was formerly Vice President, Marketing for the Diabetes Care Division for Boehringer Mannheim. From 1982 to December 1996, Mr. Watlington held various positions in marketing, strategic analysis and product development with Boehringer Mannheim. Mr. Watlington holds a B.S. in Biology from the University of Maryland.

        Gunars E. Valkirs, Ph.D., a founder of Biosite and a co-inventor of certain of our proprietary technology, has been a Vice President since 1988. Dr. Valkirs was promoted in October 2004 to Senior Vice President, Biosite Discovery. From April 2001 to October 2004, Dr. Valkirs was our Vice President, Biosite Discovery. Prior to April 2001, he was our Vice President, Research and Development. Dr. Valkirs also served as a director of the Company from 1998 to April 2003. Before forming Biosite, he was a Scientific Investigator with the Diagnostics Research & Development Group at Hybritech, where he was the primary inventor of Hybritech's patented ICON technology. Dr. Valkirs is also a director of Nautilus Biotech, a privately held company. Dr. Valkirs holds a Ph.D. in Physics from the University of California at San Diego.

        Christopher J. Twomey joined us as Director of Finance in March 1990 and was promoted to Senior Vice President of Finance and Chief Financial Officer in October 2004. Mr. Twomey has also served as Secretary since June 2002. From 1993 to October 2004, he was our Vice President of Finance and Chief Financial Officer. From 1981 to March 1990, Mr. Twomey was employed at Ernst & Young LLP, where from October 1985 to March 1990, he served as an Audit Manager. Mr. Twomey holds a B.A. in Business Economics from the University of California at Santa Barbara.

        Christopher R. Hibberd joined us in June 1997 as Vice President, Corporate Development and was promoted in October 2004 to Senior Vice President, Corporate Development. Prior to June 1997, he held consulting positions at various companies, including the Boston Consulting Group (BCG), and also was a Development Engineer for Albright & Wilson Americas from 1987 to 1990. Mr. Hibberd holds a B.S. in Engineering from the University of Toronto, Canada and an M.B.A. from the University of Western Ontario, Canada.

        Gary A. King joined us in July 2002 as Vice President, Worldwide Marketing and was promoted in November 2002 to Vice President, Worldwide Sales and Marketing. In November 2003, Mr. King assumed the position of Vice President, International Operations. He was formerly National Director of Sales for Advanced Respiratory Incorporated. From 1987 to 2001, he held various positions in operations, sales, marketing, business development and general management for Hybritech, Eli Lilly and Guidant Corporation. Mr. King holds B.S. in Zoology from Pomona College and an M.B.A. from the Stanford Graduate School of Business.

        Nadine E. Padilla joined us as Director, Investor Relations and Corporate Communications in 1997 and was promoted to Vice President, Corporate and Investor Relations in October 2000. Prior to joining Biosite, Ms. Padilla was the Investor Relations Manager at Pyxis Corporation from its initial public offering in 1992 until its acquisition by Cardinal Health, Inc. in 1995. From 1995 to 1997, she was the Product Director for Pyxis' Access Medical Systems product line. Ms. Padilla also held various investor relations and financial reporting positions at HomeFed Bank and Great American Bank between 1985 and 1992. Ms. Padilla holds a B.A. in Political Science from the University of California, San Diego and an M.B.A. from the University of California, Los Angeles.

        Peter Witerzens, Ph.D. joined us as Vice President of Operations in January 2000. From 1998 to the end of 1999, Dr. Witerzens was the Senior Director, Lab Systems Operations at Roche Diagnostics Indianapolis where he was responsible for the manufacturing activities of Roche's Laboratory Systems products, including the consolidation and relocation of two Roche production sites. From 1989 to 1998 he was Senior Director, Production Immunological Tests and Control Sera for Roche Diagnostics in Penzberg Germany. Dr. Witerzens received his Diploma in Chemistry and his doctorate degree in Pharmaceutical Chemistry from the University of Karlsruhe, Germany.

        John Cajigas joined us in 1995 as Manager of Planning and Financial Analysis and was promoted to Director of Finance in November 1997. He was promoted to Vice President, Finance in October 2004. From 1989 to 1995, Mr. Cajigas was employed at Ernst & Young LLP, where from 1994 to August 1995, he served as an Audit Manager. Mr. Cajigas is a Certified Public Accountant and holds a B.S. in Business Administration, Accounting from San Diego State University.

        William J. Ferenczy joined us in 1991 as the Southeast Regional Sales Manager, was promoted to Sales Director in 1993 and in 1997 became Biosite's first Director of National Accounts. He was promoted to Vice President, Marketing in October 2004. Prior to joining Biosite, Mr. Ferenczy held marketing, sales and manufacturing positions at Abbott Diagnostics and General Medical, prior to its acquisition by McKesson Corporation. Mr. Ferenczy received his B.S. in Pre-professional Studies from the University of Notre Dame.

        Sarah J. Gunhouse joined the Company in 1992 as the Midwest Regional Sales Manager. She was promoted to Regional Sales Director for the newly formed Southeast Region in 1998. In 2001, Ms. Gunhouse was promoted again to Director of Sales for the United States and most recently was promoted to Vice President, U.S. Sales in July 2004. Prior to joining Biosite, Ms. Gunhouse held sales positions at Abbott Diagnostics and Baxter Healthcare. Ms. Gunhouse obtained her B.S. in Retail Merchandising from the University of Minnesota.

        Stephen M. Lesefko joined the Company in March 1995 as Director, Engineering and was promoted to Vice President, Engineering in October 2004. Prior to joining Biosite, Mr. Lesefko held engineering management positions at Dogloo, Inc., Baxter Pharmaseal and Gould Cardiovascular. Mr. Lesefko holds a B.A. in Mechanical Engineering from General Motors Institute and an M.B.A. from the University of LaVerne.

        Paul H. McPherson, Ph.D. joined the Company in September 1993 as a Research Scientist and was promoted in June 1999 to Director, Research and Development. In October 2004, Dr. McPherson was promoted to Vice President, Research and Development. Prior to joining Biosite, Dr. McPherson was a post-graduate research physicist at the University of California, San Diego. Dr. McPherson received his Ph.D. in Physics (Biophysics) and his Masters in Physics from the University of California, San Diego and a B.A. in Physics from the University of California, Santa Cruz.

        Robin G. Weiner joined the Company in August 2004 as Vice President, Regulatory and Government Affairs. From 1982 until joining Biosite, Ms. Weiner held several management positions at Quidel Corporation, in areas such as research and development, quality, manufacturing, clinical and regulatory affairs, and most recently served as Quidel's Vice President of Clinical and Regulatory Affairs. Previously, she held various positions at Scripps Clinic and Research Foundation and the University of California, San Diego. Ms. Weiner holds a B.A. in Biology from the University of California, San Diego and an M.B.A. in Business Administration from National University.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

        The following table sets forth certain information regarding the ownership of our common stock as of January 31, 2005 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership(1)
Beneficial Owner	Shares Beneficially Owned	Percent Beneficially Owned
Neuberger Berman, Inc and its affiliates(2) 605 Third Avenue New York, NY 10158-3698	1,778,172	10.7%
Citigroup Inc. and its affiliates(3) 399 Park Avenue New York, NY 10043	1,228,483	7.4%
Bluewater Investment Management Inc.(4) Suite 1502, Box 63 150 King Street West Toronto, Ontario, Canada M5H 1J9	1,055,711	6.4%
Mackenzie Financial Corporation(5) 150 Bloor Street West, Suite M111 Toronto, Ontario, Canada M5S 3B5	1,020,561	6.1%
Wellington Management Company, LLP and its affiliates(6) 75 State Street Boston, MA 02109	834,600	5.0%
Kim D. Blickenstaff(7)	571,849	3.4%
Dr. Kenneth F. Buechler(7)(9)	564,269	3.4%
Dr. Gunars E. Valkirs(7)(8)	450,840	2.7%
Howard E. Greene, Jr.(7)(10)	292,278	1.8%
Thomas M. Watlington(7)(12)	251,354	1.5%
Christopher J. Twomey(7)(11)	213,527	1.3%
Lonnie Smith(7)	30,528	*
Dr. Anthony DeMaria(7)	21,459	*
Timothy J. Wollaeger(7)(13)	10,821	*
All directors and executive officers as a group (13 persons)(14)	2,792,277	16.8%

*
Denotes less than 1%

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 16,612,719 shares outstanding on January 31, 2005, adjusted as required by rules promulgated by the SEC.

(2)
Pursuant to a Schedule 13G dated February 16, 2005 that reported their holdings as of December 31, 2004, filed jointly by Neuberger Berman, Inc., Neuberger Berman, LLC, Neuberger Berman Management Inc. and Neuberger Berman Genesis Fund. According to this Schedule 13G, Neuberger Berman, Inc. reported beneficial ownership of 1,778,172 shares of our common stock, sole voting power as to 15,100 shares, shared voting power as to 1,389,649 shares and shared dispositive power as to 1,778,172 shares; and Neuberger Berman Genesis Fund reported beneficial ownership of 1,389,649 shares of the our common stock, shared voting power as to 1,389,649 shares and shared dispositive power as to 1,389,649 shares. Neuberger Berman, LLC and Neuberger Berman Management Inc. serve as sub-advisor and investment manager, respectively, of Neuberger Berman Genesis Fund and are deemed to have beneficial ownership over the shares held by Neuberger Berman Genesis Fund.

(3)
Pursuant to a Schedule 13G dated February 4, 2005 that reported their holdings as of December 31, 2004, filed jointly by Smith Barney Fund Management LLC ("SB Fund"), Citigroup Global Markets Holdings Inc. ("CGM Holdings") and Citigroup Inc. ("Citigroup"). According to this Schedule 13G, Citigroup is the sole stockholder of SSB Holdings and SSB Holdings is the sole stockholder of SB Fund. In the Schedule 13G, SB Fund reported beneficial ownership of 1,038,998 shares of our common stock, shared voting power as to 1,038,998 shares and shared dispositive power as to 1,038,998 shares; CGM Holdings reported beneficial ownership of 1,223,383 shares of our common stock, shared voting power as to 1,223,383 shares and shared dispositive power as to 1,223,383 shares; and Citigroup reported beneficial ownership of 1,228,483 shares of our common stock, shared voting power as to 1,228,483 shares and shared dispositive power as to 1,228,483 shares. Citigroup stated in this Schedule 13G that the numbers that it provided for beneficial ownership, shares as to which it has shared voting power and shares as to which it has shared dispositive power included shares held by other reporting persons.

(4)
Pursuant to a Schedule 13G dated February 7, 2005 that reported their holdings as of December 31, 2004. According to this Schedule 13G, Bluewater Investment Management Inc. reported beneficial ownership of 1,055,711 shares of our common stock, sole voting power as to 1,055,711 shares and sole dispositive power as to 1,055,711 shares.

(5)
Pursuant to a Schedule 13G dated February 14, 2005 that reported their holdings as of December 31, 2004. According to this Schedule 13G, Mackenzie Financial Corporation reported beneficial ownership of 1,020,561 shares of our common stock, sole voting power as to 1,020,561 shares and sole dispositive power as to 1,020,561 shares.

(6)
Pursuant to a Schedule 13G dated February 14, 2005 that reported their holdings as of December 31, 2004, According to this Schedule 13G, Wellington Management Company, LLP reported beneficial ownership of 834,600 shares of our common stock, shared voting power as to 422,400 shares and shared dispositive power as to 834,600 shares.

(7)
The amounts shown include shares which may be acquired currently or within 60 days after January 31, 2005, through the exercise of stock options as follows: Mr. Blickenstaff, 283,104 shares; Dr. Buechler, 281,901 shares; Dr. Valkirs, 187,742 shares; Mr. Greene, 21,459 shares; Mr. Watlington, 250,404 shares; Mr. Twomey, 156,636 shares; Mr. Smith, 28,959 shares; Dr. DeMaria, 21,459 shares; Mr. Wollaeger, 821 shares.

(8)
Includes 260,313 shares held of record by the Valkirs Family Trust as to which Dr. Valkirs has shared voting and investment power and 2,785 shares held by a family member as to which Dr. Valkirs has shared voting and investment power.

(9)
Includes 281,147 shares held in a trust for the benefit of Dr. Buechler's family as to which Dr. Buechler has shared voting and investment power.

(10)
Includes 2,200 shares held in a trust for the benefit of Mr. Greene's children as to which Mr. Greene has shared voting and investment power.

(11)
Includes 56,655 shares held in trust for the benefit of Mr. Twomey's family as to which Mr. Twomey has shared voting and investment power.

(12)
Includes 300 shares held in trust for the benefit of Mr. Watlington's niece over which Mr. Watlington has voting and investment power.

(13)
Includes 10,000 shares held in trust for the benefit of Mr. Wollaeger's family as to which Mr. Wollaeger has shared voting and investment power.

(14)
Includes as outstanding an aggregate of 1,612,309 shares which may be acquired currently or within 60 days after January 31, 2005 pursuant to the exercise of options. Also includes 613,400 shares held by family trusts for the benefit of family members of directors and executive officers as to which such directors and executive officers have shared voting and investment power.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  Non-Timely Filings

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

Compensation of Directors

        During 2004, each non-employee director of the Company received a fee of $3,000 for each meeting attended in person, $1,250 for each telephonic Board meeting attended, $1,500 for each committee meeting attended in person and $800 for each telephonic committee meeting attended. In the fiscal year ended December 31, 2004, the total compensation paid to non-employee directors was $101,500, of which $27,400 was deferred into 725.80 stock units under the 1996 Plan. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with Company policy.

        On January 14, 2005, the Board approved a new compensation program for non-employee directors of the Company. For the fiscal year ended December 31, 2005, each non-employee director will receive an annual retainer payment of $22,000, with $10,000 of the annual retainer being paid upfront and the remaining $12,000 paid in four equal quarterly installments. Additionally, each non-employee director that is a member of a committee will receive an additional annual retainer payable in equal quarterly installments. Members of the Audit Committee will receive $11,000 annually, members of the Compensation Committee will receive $9,000 annually and members of the Nominating and Corporate Governance Committee will receive $3,000 annually.

        Each non-employee director of the Company also receives stock option grants under the 1996 Plan. Options granted to non-employee directors under the 1996 Plan are intended by the Company not to qualify as ISOs under the Internal Revenue Code. At each annual meeting of our stockholders following a non-employee director's election to the Board of Directors, such non-employee director will be granted a non-statutory option to purchase 5,000 shares of our common stock. In addition, any non-employee director that is elected to the Board of Directors for the first time will be granted a non-statutory option to purchase 10,000 shares of our common stock upon such election. Each such option will be granted under the 1996 Plan and will have an exercise price equal to the fair market value of our common stock on the date of grant. In addition, each such option will vest in equal quarterly installments over four years following the date of grant and the vested portion thereof will be exercisable until ten years following the date of grant or, if earlier, 90 days following the termination of the applicable non-employee director's service. Such vesting is subject to acceleration, and such post-termination exercise period is subject to extension, in accordance with our Change in Control Severance Benefit Plan. During the last fiscal year, the Company granted options covering 5,000 shares to each non-employee director of the Company, at an exercise price per share of $44.18. The fair market value of the common stock underlying such options on the date of grant was $44.18 per share (based on the closing sales price reported on the Nasdaq National Market for the date of grant). These options vest daily over a four-year period commencing on the date of grant, but are not exercisable until six months from the date of the grant. As of December 31, 2004, 25,039 options had been exercised by non-employee directors under the 1996 Plan.

        Under the 1996 Plan, directors may elect to defer their fees until they terminate service with the Board of Directors. The deferred fees shall be deemed invested in Biosite common stock and will be paid in cash in a lump sum or installments as determined by the Company. Under this arrangement, Howard E. Greene, Jr. has deferred fees equivalent to 4,289.80 stock units as of the end of fiscal year 2004. To date, no other directors have elected to defer their fees.

EXECUTIVE COMPENSATION

        The following table shows, for the fiscal years ended 2002, 2003 and 2004, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2004 (the "Named Executive Officers"):

Summary Compensation Table

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)(1)(3)	Bonus ($)(3)	Other Annual Compensation ($)(2)	Securities Underlying Options (#)
Kim D. Blickenstaff Chief Executive Officer and Chairman of the Board	2004 2003 2002	389,058 340,650 320,670	280,734 415,910 862,723	1,922 1,725 5,433	65,000 70,000 75,000
Kenneth F. Buechler, Ph.D. President and Chief Scientific Officer	2004 2003 2002	306,500 263,860 243,080	219,568 325,495 467,300	1,581 1,318 785	50,000 80,000 56,250
Thomas M. Watlington Executive Vice President and Chief Operating Officer	2004 2003 2002	296,115 267,240 256,470	219,568 325,495 679,732	951 872 833	50,000 50,000 56,250
Gunars E. Valkirs, Ph.D. Senior Vice President, Biosite Discovery	2004 2003 2002	217,550 202,088 243,080	165,852 245,929 197,154	1,040 977 1,204	33,000 40,000 56,250
Christopher J. Twomey Senior Vice President, Finance, Chief Financial Officer and Secretary	2004 2003 2002	222,538 203,670 195,456	166,637 247,135 549,031	697 429 2,719	35,000 35,000 37,500

(1)
Includes pre-tax amounts deferred by each individual under the Company's 401(k) Plan.

(2)
Amounts represent payments on behalf of each individual for group term life insurance and separate term life insurance.

(3)
Includes amounts deferred by each individual under the Company's Non-Qualified Deferred Compensation Plan. Individuals may elect to defer salary and bonus amounts under the plan on a pre-tax basis.

Pension and Long-Term Incentive Plans

        The Company has no pension or long-term incentive plans.

STOCK OPTION GRANTS AND EXERCISES

        The following tables summarize option grants and exercises during fiscal 2004 to the Chief Executive Officer and the Named Executive Officers and the value of the options held by such persons at the end of fiscal 2004. The Company has not granted any SARs.

Option Grants In Last Fiscal Year

Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(5)
% of Total Options Granted to Employees in Fiscal Year(3)
Number of Securities Underlying Options Granted (#)
Name				Exercise or Base Price ($/Sh)(4)	Expiration Date
						5% ($)	10% ($)
Kim D. Blickenstaff	50,000 15,000	(1) (2)	5.91 1.77	44.18 49.15	06/18/14 10/22/14	1,389,228 463,653	3,520,577 1,174,987
Kenneth F. Buechler, Ph.D.	35,000 15,000	(1) (2)	4.14 1.77	44.18 49.15	06/18/14 10/22/14	972,460 463,653	2,464,404 1,174,987
Thomas M. Watlington	35,000 15,000	(1) (2)	4.14 1.77	44.18 49.15	06/18/14 10/22/14	972,460 463,653	2,464,404 1,174,987
Gunars E. Valkirs, Ph.D.	25,000 5,000 3,000	(1) (2) (2)	2.96 0.59 0.35	44.18 49.15 54.76	06/18/14 10/22/14 11/29/14	694,614 154,551 103,315	1,760,289 391,662 261,820
Christopher J. Twomey	25,000 10,000	(1) (2)	2.96 1.18	44.18 49.15	06/18/14 10/22/14	694,614 309,102	1,760,289 783,324

(1)
These options vest daily over a four-year period commencing on the date of grant, except that no options are exercisable for the first six months after the date of grant. The number of shares which have vested under an option grant is determined by ascertaining the number of days subsequent to the date of the option grant, multiplying that number of days by the number of shares subject to the option grant, and in turn multiplying that product by 0.000684931 (one divided by the product of 365 days and four years).

(2)
These options vest in sixteen equal quarterly installments over a four-year period (on each quarterly anniversary of the applicable vesting commencement date), except that no options are exercisable for the first six months after the date of grant.

(3)
The Company granted to employees options to acquire a total of 845,415 shares of the Company's common stock in 2004.

(4)
The exercise price of each option was equal to 100% of the fair market value of the Company's common stock on the date of grant, as determined using the Nasdaq closing price.

(5)
The potential realizable value of each grant of options has been calculated, pursuant to the regulations promulgated by the Securities and Exchange Commission, assuming that the market price of the common stock appreciates in value from the date of grant to the end of the option term at the annualized rates of 5% and 10%, respectively. These values do not represent the Company's estimate or projection of future common stock value. There can be no assurance that any of the values reflected in the table will be achieved.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at End of Fiscal 2004 (#)(1) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at End of Fiscal 2004 ($)(2) Exercisable/Unexercisable
Kim D. Blickenstaff	11,695	446,481	273,121/140,109	7,453,556/2,764,707
Kenneth F. Buechler, Ph.D	0	0	268,818/123,592	8,190,207/2,317,313
Thomas M. Watlington	0	0	250,086/101,738	9,131,323/1,993,306
Gunars E. Valkirs, Ph.D	45,529	1,927,404	228,799/79,922	7,608,128/1,653,960
Christopher J. Twomey	0	0	197,447/72,553	6,529,037/1,413,292

(1)
Includes all unexercised options, both in-the-money and out-of-the-money options, held by such individuals at December 31, 2004.

(2)
Calculated on the basis of the fair market value of the underlying securities at December 31, 2004 ($61.54) minus the exercise price, as determined using the Nasdaq closing price.

Employment, Severance and Change of Control Agreements

        The Company's 1996 Plan and its Nonqualified Plan each provide that the Compensation Committee of the Board of Directors may determine that options, restricted shares, stock units and SARs granted under such plan ("Plan Grants"), at the time of granting such Plan Grant or thereafter, shall become fully vested and exercisable as to all shares of common stock subject to such Plan Grant in the event that a change in control occurs with respect to the Company.

        On October 22, 2004, we adopted a Change in Control Severance Benefit Plan (the "Severance Plan") to provide severance benefits to certain eligible employees and directors upon selected terminations of service in connection with a change in control, as defined in the Severance Plan. Generally, eligible employees under the Severance Plan include our Chief Executive Officer, our President, our Vice Presidents and any other individuals designated by our Board of Directors or the Compensation Committee thereof.

        The Severance Plan provides that if an eligible employee is terminated for any reason other than for cause or resigns for good reason, each as defined in the Severance Plan, within two months prior to or 13 months following a change in control, the employee would continue to receive his or her base salary and health insurance benefits for a specified period following the change in control. For our Chief Executive Officer and President, this period will be 24 months; for our Vice Presidents, this period will be 18 months; and for other eligible employees, this period will be as determined by the Compensation Committee of our Board of Directors, but will not exceed 24 months. In addition, such employee would receive immediate full vesting of all stock options and other equity awards and would be entitled to exercise all of his or her stock options for 24 months beyond the original post-termination exercise period set forth in such employee's stock option agreement.

        The Severance Plan also provides that each of our non-employee directors would receive immediate full vesting of all stock options and other equity awards in the event such director is terminated or resigns concurrently with or following a change in control. In addition, each of our non-employee directors would be entitled to exercise all of his or her stock options for 24 months beyond the original post-termination exercise period set forth in such director's stock option agreement.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        This Report has been furnished by the Compensation Committee of the Board of Directors, is not "soliciting material," and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference and shall not otherwise be deemed filed under such Acts.

        This report on executive compensation is provided by the Compensation Committee of the Board of Directors, which is comprised of two non-employee directors (the "Compensation Committee" or the "Committee"), to assist stockholders in understanding the objectives and procedures used in establishing the compensation of the Company's executive officers and describes the basis on which 2004 compensation determinations were made by the Committee. The members of the Compensation Committee are Lonnie M. Smith and Timothy J. Wollaeger. In making its determinations, the Compensation Committee relied in part upon compensation information provided in independent, third-party, published surveys in which the Company participates, public disclosures of the compensation of management of similarly situated companies in the health care, diagnostics, biotechnology and medical device industries and management input.

        It is the Company's policy generally to qualify compensation paid to executive officers for deductibility under Section 162(m) of the Code. Section 162(m) generally prohibits the Company from deducting the compensation of executive officers that exceeds $1,000,000 unless that compensation is based on the achievement of objective performance goals. The Company's 1996 Stock Incentive Plan (the "1996 Plan") is structured to qualify awards under such plans as performance-based compensation and to maximize the tax deductibility of such awards. However, the Company reserves the discretion to pay compensation to its executive officers that may not be deductible.

Compensation Philosophy and Objectives

        In establishing compensation for the Company's executive officers, the Compensation Committee has focused on the following principles in the design and administration of the Company's compensation programs:

  •
  integrate compensation with the Company's short-term and long-term corporate objectives and strategy, and focus executive behavior on the fulfillment of those objectives;

  •
  link specific cash-based elements of compensation to the Company's near-term financial performance;

  •
  provide a competitive total compensation package that enables the Company to attract, retain, and motivate on a long-term basis, high caliber personnel;

  •
  establish total compensation opportunities that are competitive relative to other companies in the healthcare, diagnostics, biotechnology and medical device industries, taking into account relative company size and performance, as well as individual responsibilities and performance;

  •
  utilize incentive-based compensation as a larger component of total compensation for executive officers relative to most non-executive members of management;

  •
  align the interests of management and stockholders and enhance stockholder value by providing management with longer-term incentives through equity ownership; and

  •
  encourage behavior that is consistent with the ethical values reflected in the Company's Code of Business Conduct and Ethics.

Key Elements of Executive Compensation

        Executive officer compensation is based primarily on the Company's achievement of certain business objectives, as well as individual contribution and achievement of individual business objectives by each of such officers. As part of the executive compensation programs, corporate and individual objectives are established at the beginning of each fiscal year. Performance by the Company and executive officers is measured by reviewing and determining if the corporate and individual objectives have been accomplished. Currently, the Company's compensation structure for executive officers includes a combination of base salary, cash bonuses and stock options.

  Base Salary

        Annual base salary levels are determined in part through comparisons of the base salaries paid at the Company with the base salaries paid to executive officers at companies of similar size, revenues and market capitalizations or complexity in the healthcare, diagnostics, biotechnology and medical device industries, which the Compensation Committee considers an appropriate peer group. Actual base salaries are based on each person's specific job responsibilities, past and current contributions and performance and compensation for persons in similar positions in the Company's defined peer group, although the Committee does not use a specific formula to set pay in relation to this market data. The Compensation Committee reviews executive officer compensation at least annually. In March 2004, the Compensation Committee set annual salaries for 2004. Later during 2004, the Compensation Committee, with input from other independent directors, executive officers and internal Human Resources management of the Company, engaged in a review of the Company's management structure and succession plan. Concurrent with those activities, the Committee completed an extensive review of the total compensation of the Company's executive officers as compared to persons performing similar functions at a group of defined peer companies. The comparisons were performed using information provided by independent, third-party surveys and other information collected from public sources by the Company's Human Resources department, together with input from the Company's management. Generally, the reviews indicated that the cash compensation of the Company's executive officers was under the median of the market for persons performing similar functions. The Committee also engaged in a review of the individual long-term and short-term performance of each of the executive officers. Following such review, and after considering the job performance of the individual officers as well as the information available with respect to peer compensation at the group of peer companies, the Committee approved individual increases to the Company's executive officer base salaries. The adjustments of base salaries were effective in October 2004 concurrent with the implementation and announcement of a series of management promotions.

        During 2004, executive officers were given the opportunity to elect to defer up to 25% of their base salary under the Company's Non-Qualified Deferred Compensation Plan. During 2005, executive officers will continue to have the opportunity to elect to defer up to 25% of their base salary under the Company's 409A Nonqualified Deferred Compensation Plan.

  Bonus

        As part of the Company's total compensation package and in order to maintain an appropriate pay-for-performance incentive program, the Company's executive officers are eligible for additional cash compensation under the terms of the Company's Executive Bonus Plan (the "Bonus Plan"). Under the terms of the Bonus Plan, the Committee establishes performance objectives and annual target bonus amounts for each executive officer. In determining the appropriate level of target bonus for each executive officer, the Committee considers information provided through independent, third-party surveys and other information collected from public sources by the Company's Human Resources department for similar positions at peer companies. The Committee also considers its philosophy regarding the appropriate mix of incentive-based cash compensation relative to total compensation. In the first quarter of each calendar year, the Committee works with senior management to establish the annual target bonus amounts and performance objectives under the Bonus Plan for the year. The performance objectives for fiscal year 2004, which were based on specified corporate financial performance criteria, were established in March 2004. For each performance objective there was a formula that established a specific cash payout for each executive officer.

        During 2004, as noted above, the Committee completed an extensive review of the Company's executive officer compensation program. As part of that process, the Committee did not make changes to the Company's Bonus Plan for executive officers for the 2004 fiscal year, but agreed that the increases to base salaries approved in 2004 would result in changes to the Company's Bonus Plan for executive officers for the 2005 fiscal year. For 2005, each executive officer's target bonus under the Bonus Plan is a specified percentage of the officer's base salary. The target annual bonus for executive officers ranges from 40% to 50% of an individual's base salary. However, the Bonus Plan has no minimum or maximum payout, therefore an individual's actual bonus could be lower or higher than the targeted percentages depending upon the achievement of the specified financial performance objectives for that year. By comparison, in prior years target bonus amounts for each executive officer were not established by any comparison to the individual's base salary. The utilization of target bonus ranges as a percentage of a person's base salary reflect the Committee's intention of shifting the mix of executive officer compensation to more closely match the compensation mix of peer companies. The utilization of such target bonus ranges was also recommended to bring the Company's compensation bonus methodologies more closely in line with methodologies utilized at those peer companies. Target bonuses for executive officers are typically higher than target bonuses for non-executives; however, in the case of some sales and marketing positions, individuals who are not executive officers may have higher target bonuses.

        In 2004, due to the Company's exceptional financial performance during the year, actual cash bonuses earned by the Company's executive officers were considerably higher than the targeted bonus amounts. Accordingly, at targeted bonus payout amounts for 2005, proportionally less of each executive officer's cash compensation in 2005 is expected to come from cash bonus payments under the Bonus Plan, and proportionally more of each executive officer's cash compensation is expected to come from base salary, relative to actual compensation in 2004. However, the actual compensation mix could be materially different depending on the achievement of the specific performance objectives under the Bonus Plan. For instance, if the Company exceeds the actual financial performance objectives under the Bonus Plan, actual cash bonus payments would surpass the target bonus.

        The Committee may also award discretionary bonuses throughout the year based on the Company's achievements and the individual's contributions to those achievements, if it deems such an award to be appropriate. No such discretionary bonuses were paid in 2004.

        During 2004, executive officers were given the opportunity to defer up to 100% of their cash bonus payments under the Company's Non-Qualified Deferred Compensation Plan. During 2005, executive officers will continue to have the opportunity to elect to defer up to 100% of their cash bonus payments under the Company's 409A Nonqualified Deferred Compensation Plan.

  Stock Options

        Long-term incentives are provided by means of periodic grants of stock options. The Compensation Committee administers the Company's 1989 Stock Plan (the "1989 Plan"), the 1996 Plan and the 2002 Nonqualified Stock Incentive Plan (the "Nonqualified Plan"). Except with respect to stock options previously granted and remaining outstanding, the Company no longer uses the 1989 Plan and no shares are available for future grant under the 1989 Plan. The Nonqualified Plan is in effect and is utilized to provide equity incentives to Company employees; however, no executive officer has ever received a stock option award under the terms of the Nonqualified Plan. The Committee intends to continue to grant stock options to executive officers under the 1996 Plan as it deems appropriate, but would also consider using shares under the Nonqualified Plan to award inducement stock options for the recruitment of new officers if sufficient shares were not available under the 1996 Plan.

        The Committee believes that by granting executive officers an opportunity to obtain and increase their personal ownership of Company stock, the best interests of stockholders and executives will be more closely integrated. The Committee believes that stock options align employees' interests closely with those of other Company stockholders since stock options directly link a portion of an employee's compensation to stockholders' interests by providing an incentive to maximize stockholder value over the long-term period. The options granted to executive officers have exercise prices equal to fair market value on the date of grant, vest over a four-year period, and expire ten years from the date of grant. Vesting ceases should the executive terminate his service to the Company. These vesting provisions of the stock options serve to retain qualified employees, providing continuing benefits to the Company beyond those achieved in the year of grant. Therefore, executive officers, as well as employees, directors, independent contractors and advisors who perform services for the Company, are eligible to receive stock options periodically at the discretion of the Committee.

        In determining whether to grant stock options to an executive officer, the Committee evaluates the executive officer's performance against personal objectives and the individual's effectiveness in supporting key corporate objectives. The Committee further considers each individual's equity holdings relative to the Company's total shares outstanding, the number of stock options previously granted to each executive officer and the extent to which such outstanding options are vested and the Committee's own knowledge of industry practice.

        Over the past two years, except in the case of promotions, the Committee has reduced the total number of stock option awards granted to each executive officer on an annual basis. However, the Committee continues to believe that stock options are an important component of total compensation and desires to continue to utilize stock options to compensate executive officers and provide appropriate long-term incentives. Nevertheless, the Committee is limited in its ability to continue to grant stock options to executive officers based on the availability of shares reserved for future grant under the 1996 Plan. At this time, the Committee does not believe that there are sufficient shares available for grant under the 1996 Plan to provide adequate long-term stock option based incentives to executive officers and other key employees. Accordingly, the Committee strongly supports Proposal 2 in this Proxy Statement to increase the number of shares of the Company's common stock reserved for future issuance under the 1996 Plan. In the event that stockholders do not approve Proposal 2, the Committee will likely need to reconsider the current mix of compensation for executive officers and other employees and consider appropriate substitutes for stock option based compensation and incentives.

  Change of Control Severance Plan

        In October 2004, the Board of Directors adopted a Change in Control Severance Benefit Plan (the "Severance Plan") to provide severance benefits to certain eligible employees and directors upon selected terminations of service in connection with a change in control, as defined in the Severance Plan. The Compensation Committee of the Board was involved in the consideration of the proposed plan and the specification of its terms, and recommended the approval of the Severance Plan to the Board of Directors. In recommending the Severance Plan and considering its proposed terms, the Committee reviewed severance compensation arrangements of various other healthcare, diagnostics, biotechnology and medical device companies and the Committee's knowledge of industry practice. The Committee also considered the current environment for the recruitment and retention of talented executives and determined that the implementation of a plan with similar benefits could have significant benefits in the area of executive recruitment and retention.

        Generally, eligible employees under the Severance Plan include our Chief Executive Officer, our President, our Vice Presidents and any other individuals designated by our Board of Directors or the Compensation Committee.

        The Severance Plan provides that if an eligible employee is terminated for any reason other than for cause or resigns for good reason, each as defined in the Severance Plan, within two months prior to or 13 months following a change in control, the employee would continue to receive his or her base salary and health insurance benefits for a specified period following the change in control. For our Chief Executive Officer and President, this period will be 24 months; for our Vice Presidents, this period will be 18 months; and for other eligible employees, this period will be as determined by the Compensation Committee, but will not exceed 24 months. In addition, such employee would receive immediate full vesting of all stock options and other equity awards and would be entitled to exercise all of his or her stock options for 24 months beyond the original post-termination exercise period set forth in such employee's stock option agreement.

        The Severance Plan also provides that each of our non-employee directors would receive immediate full vesting of all stock options and other equity awards in the event such director is terminated or resigns concurrently with or following a change in control. In addition, each of our non-employee directors would be entitled to exercise all of his or her stock options for 24 months beyond the original post-termination exercise period set forth in such director's stock option agreement.

Chief Executive Officer Compensation

        The aggregate salary paid to Kim D. Blickenstaff, currently the Company's Chairman of the Board and Chief Executive Officer, in calendar year 2004 was $389,058. Typically, in the first quarter of each calendar year, the Committee considers adjustments to the CEO and other executive officer compensation. In reviewing and approving Mr. Blickenstaff's salary base in March 2004, the Committee evaluated the Company's performance in 2003 against financial and non-financial goals and recognized Mr. Blickenstaff's results in advancing the development and growth of the Company and the corporate objectives achieved. The Committee determined that the accomplishments were critical to the Company's future growth and enhancement of stockholder value and, accordingly, determined to compensate Mr. Blickenstaff for his efforts on behalf of the Company. At that time, Mr. Blickenstaff's base salary was set at $358,000, a 3.8% increase over the previous year. In 2004, Mr. Blickenstaff also earned a cash bonus of $280,734 under the terms of the Bonus Plan. The bonus was calculated using the 2004 bonus formula provided in the Bonus Plan which was based on the Company's total revenues and operating income for the 2004 fiscal year. In June 2004, Mr. Blickenstaff was also awarded a stock option to purchase 50,000 shares of the Company's common stock at an exercise price of $44.18, which was equal to the fair market value of the common stock on the grant date.

        As described above, beginning in the second quarter of 2004 the Compensation Committee engaged in a review of the Company's management structure and succession plan. In October 2004, the Board approved a series of management promotions, including Mr. Blickenstaff's appointment to the position of Chairman of the Board, in addition to his continuing service as Chief Executive Officer of the Company. At that time, Mr. Blickenstaff also stepped down from the position of President, a position he held at the Company since its inception. Concurrently, the Committee completed an extensive review of the Company's executive officer compensation practices. As part of this review, the Committee considered Mr. Blickenstaff's exemplary long-term performance. In particular, the Committee considered that over the previous several years the Company's average annual revenue growth and operating income growth far exceeded the average annual growth in Mr. Blickenstaff's base salary. Following this review, which indicated that Mr. Blickenstaff's cash compensation was significantly under the median of the market for chief executive officers in his peer group, and in recognition of the performance of the Company, Mr. Blickenstaff's distinguished leadership and the expansion of his role to include Chairman of the Board, the Committee at that time increased his base salary to $525,000, which reflected a 46.6% increase in his base salary. Mr. Blickenstaff was also awarded an additional stock option to purchase 15,000 shares of the Company's common stock at an exercise price of $49.15, which was equal to the fair market value of the common stock on the date of grant. The Committee also preliminarily fixed his annual target bonus for future years to 50% of his base salary. However, neither Mr. Blickenstaff's bonus objectives nor his target bonus for 2004 were adjusted at that time.

        Mr. Blickenstaff is a member of the Board of Directors, but did not participate in matters involving the evaluation of his own performance or the setting of his own compensation.

    Compensation Committee
    Timothy J. Wollaeger, Chairman
    Lonnie M. Smith

Compensation Committee Interlocks and Insider Participation

        The members of the Company's Compensation Committee during 2004 were Lonnie M. Smith and Timothy J. Wollaeger. There were no interlocks or other relationships among the Company's executive officers and directors that are required to be disclosed under applicable executive compensation disclosure regulations.

PERFORMANCE MEASUREMENT COMPARISON

        This section is not "soliciting material" and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

        The following graph illustrates a comparison of the cumulative total stockholder return of the Company's common stock with the Center for Research in Securities Prices Total Return Index for the Nasdaq Stock Market (U.S. and Foreign) (the "Nasdaq Composite Index") and the Nasdaq Medical Devices, Instruments and Supplies, Manufacturers and Distributors Stocks Index (the "Nasdaq Medical Devices Index") since December 31, 1999. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's common stock.

Comparison of 5 year Cumulative Total Return*
Among Biosite Incorporated, the Nasdaq Composite Index
and the Nasdaq Medical Devices Index

	12/31/1999	12/29/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004
Biosite Incorporated	$100.00	$252.73	$114.81	$212.63	$180.94	$384.63
Nasdaq Composite Index	100.00	60.71	47.93	32.82	49.23	53.46
Nasdaq Medical Devices Index*	100.00	103.16	113.38	97.71	135.68	158.95

*
Assumes a $100 investment on December 31, 1999 in each of the Company's common stock, the securities comprising the Center for Research in Securities Prices Total Return Index for the Nasdaq Stock Market (U.S. and Foreign) and the securities comprising the Nasdaq Medical Devices, Instruments and Supplies, Manufacturers and Distributors Stocks Index (NMDI), including reinvestment of dividends.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        During the 2004 fiscal year, there were no transactions or relationships between the Company, on the one hand, and our directors, nominees for director, executive officers or 5% stockholders, on the other hand, that require disclosure under the Securities Act of 1933 or the Securities Exchange Act of 1934.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Biosite Incorporated stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker. If at any time you would like to receive a separate proxy statement and annual report, please contact the Biosite Incorporated Investor Relations department at 11030 Roselle Street, San Diego, California, 92121, (858) 455-4808.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Christopher J. Twomey Senior Vice President, Finance, Chief Financial Officer and Secretary

May 16, 2005

Exhibit A

BIOSITE INCORPORATED
AMENDED AND RESTATED
STOCK INCENTIVE PLAN

Effective June 17, 2005

ARTICLE 1    INTRODUCTION.

        The Plan was adopted by the Board on December 5, 1996, and was approved by the Company's stockholders on December 6, 1996. The Plan is effective December 1, 1996. However, Articles 7, 8 and 9 shall not apply prior to the Company's initial public offering. On February 27, 1998, the Plan was amended by the Board to increase the number of shares under the Plan. The Plan was amended again on March 26, 1999, January 28, 2000, January 19, 2001, April 17, 2002 and March 28, 2003 to increase the number of shares available under the Plan, and on April 20, 1999, to remove provisions permitting the repricing of stock options at lower exercise prices, on November 7, 2002, to revise provisions as to limitations on payments under the Plan, and on October 23, 2002, to adopt provisions applicable to stock options granted to recipients residing in France. On April 15, 2004, the Plan was amended by the Compensation Committee to further increase the number of shares available under the Plan and to revise certain provisions of the Plan applicable to stock options granted to employees located in France. On April 8, 2005, the Plan was subsequently amended by the Board to increase the number of shares available in the Plan.

        The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Key Employees to focus on critical long-range objectives, (b) encouraging the attraction and retention of Key Employees with exceptional qualifications and (c) linking Key Employees directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

        The Plan shall be governed by, and construed in accordance with, the laws of the State of California.

ARTICLE 2    ADMINISTRATION.

        2.1    Committee Composition.    The Plan shall be administered by the Committee. Except as provided below, the Committee shall consist exclusively of directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

          (a)   Such requirements, if any, as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

          (b)   Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

The Board may act on its own behalf with respect to Outside Directors and may also appoint one or more separate committees composed of one or more officers of the Company who need not be directors of the Company and who need not satisfy the foregoing requirements, who may administer the Plan with respect to Key Employees who are not "covered employees" under section 162(m)(3) of the Code and who are not required to report pursuant to § 16(a) of the Exchange Act.

        2.2    Committee Responsibilities.    The Committee shall (a) select the Key Employees who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

ARTICLE 3    SHARES AVAILABLE FOR GRANTS.

        3.1    Basic Limitation.    Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares available for Restricted Shares, Stock Units, Options and SARs awarded under the Plan shall not exceed seven million (7,000,000). Of the Common Shares available hereunder, no more than 20% in aggregate shall be available with respect to Outside Directors. The limitation of this Section 3.1 shall be subject to adjustment pursuant to Article 10. The number of Common Shares available under this Plan shall be increased by unexercised or forfeited Common Shares under the Company's 1989 Stock Plan.

        3.2    Additional Shares.    If Stock Units, Options or SARs are forfeited or if Options or SARs terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for Awards under the Plan. If Restricted Shares are forfeited before any dividends have been paid with respect to such Shares, then such Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Common Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan.

        3.3    Dividend Equivalents.    Any dividend equivalents distributed under the Plan shall not be applied against the number of Restricted Shares, Stock Units, Options or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units.

ARTICLE 4    ELIGIBILITY.

        4.1    General Rules.    Only Key Employees (including, without limitation, independent contractors who are not members of the Board) shall be eligible for designation as Participants by the Committee.

        4.2    Outside Directors.    The Committee may provide that the NSOs that otherwise would be granted to an Outside Director under this Plan shall instead be granted to an affiliate of such Outside Director. Such affiliate shall then be deemed to be an Outside Director for purposes of the Plan, provided that the service-related vesting and termination provisions pertaining to the NSOs shall be applied with regard to the service of the Outside Director.

        4.3    Incentive Stock Options.    Only Key Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Key Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

ARTICLE 5    OPTIONS.

        5.1    Stock Option Agreement.    Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan (including any addendum hereto) and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a cash payment or in consideration of a reduction in the Optionee's other compensation. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in the form described in Section 6.2.

        5.2    Number of Shares.    Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 10. Options granted to any Optionee in a single calendar year shall in no event cover more than 250,000 Common Shares, subject to adjustment in accordance with Article 10.

        5.3    Exercise Price.    Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an ISO shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant and the Exercise Price under an NSO shall in no event be less than the par value of the Common Shares subject to such NSO. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding, provided that prior to the Company's initial public offering, the NSO Exercise Price shall be at least 85% (110% for 10% shareholders) of the Fair Market Value of a Common Share of Stock on the date of grant.

        5.4    Exercisability and Term.    Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable, provided that prior to the Company's initial public offering, Options shall become exercisable pursuant to a schedule providing for at least 20% vesting per year over a five-year period (or, in the case of performance options, to the extent permitted under applicable regulations of the California Department of Corporations). The Stock Option Agreement shall also specify the term of the Option, provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. Notwithstanding the foregoing, no Options may be accelerated prior to the Company's initial public offering.

        Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. NSOs may also be awarded in combination with Restricted Shares or Stock Units, and such an Award may provide that the NSOs will not be exercisable unless the related Restricted Shares or Stock Units are forfeited.

        Prior to the Company's initial public offering, Options must be exercised within 30 days of the termination of employment (six months for termination on account of death or disability).

        5.5    Effect of Change in Control.    The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become fully exercisable as to all Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

        5.6    Modification or Assumption of Options.    Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or different exercise price; provided, however, that with respect to the shares subject to the new Option, there shall be no decrease in the aggregate exercise price of such shares, determined on an adjusted basis. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

        5.7    Other Requirements Prior to Company's Initial Public Offering.    Prior to the Company's initial public offering, Optionees shall receive Company financial statements at least annually.

ARTICLE 6    PAYMENT FOR OPTION SHARES.

        6.1    General Rule.    The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash at the time when such Common Shares are purchased, except as follows:

          (a)   In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

          (b)   In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.

        6.2    Surrender of Stock.    To the extent that this Section 6.2 is applicable, payment for all or any part of the Exercise Price may be made with Common Shares which have already been owned by the Optionee for more than six months. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan.

        6.3    Exercise/Sale.    To the extent that this Section 6.3 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Common Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

        6.4    Exercise/Pledge.    To the extent that this Section 6.4 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Common Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

        6.5    Promissory Note.    To the extent that this Section 6.5 is applicable, payment may be made with a full-recourse promissory note; provided that the par value of the Common Shares shall be paid in cash.

        6.6    Other Forms of Payment.    To the extent that this Section 6.6 is applicable, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 7    STOCK APPRECIATION RIGHTS.

        7.1    SAR Agreement.    Each grant of an SAR under the Plan shall be evidenced by an SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation.

        7.2    Number of Shares.    Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 10. SARs granted to any Optionee in a single calendar year shall in no event pertain to more than 250,000 Common Shares, subject to adjustment in accordance with Article 10.

        7.3    Exercise Price.    Each SAR Agreement shall specify the Exercise Price. An SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

        7.4    Exercisability and Term.    Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. An SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. SARs may also be awarded in combination with Options, Restricted Shares or Stock Units, and such an Award may provide that the SARs will not be exercisable unless the related Options, Restricted Shares or Stock Units are forfeited. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. An SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

        7.5    Effect of Change in Control.    The Committee may determine, at the time of granting an SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

        7.6    Exercise of SARs.    The exercise of an SAR shall be subject to the restrictions imposed by Rule 16b-3 (or its successor) under the Exchange Act, if applicable. If, on the date when an SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price.

        7.7    Modification or Assumption of SARs.    Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

ARTICLE 8    RESTRICTED SHARES AND STOCK UNITS.

        8.1    Time, Amount and Form of Awards.    Awards under the Plan may be granted in the form of Restricted Shares, in the form of Stock Units, or in any combination of both. Restricted Shares or Stock Units may also be awarded in combination with NSOs or SARs, and such an Award may provide that the Restricted Shares or Stock Units will be forfeited in the event that the related NSOs or SARs are exercised.

        8.2    Payment for Awards.    To the extent that an Award is granted in the form of newly issued Restricted Shares, the Award recipient, as a condition to the grant of such Award, shall be required to pay the Company in cash an amount equal to the par value of such Restricted Shares. To the extent that an Award is granted in the form of Restricted Shares from the Company's treasury or in the form of Stock Units, no cash consideration shall be required of the Award recipients.

        8.3    Vesting Conditions.    Each Award of Restricted Shares or Stock Units shall become vested, in full or in installments, upon satisfaction of the conditions specified in the Stock Award Agreement. A Stock Award Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of making an Award or thereafter, that such Award shall become fully vested in the event that a Change in Control occurs with respect to the Company.

        8.4    Form and Time of Settlement of Stock Units.    Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 10.

        8.5    Death of Recipient.    Any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.

        8.6    Creditors' Rights.    A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Award Agreement.

ARTICLE 9    VOTING AND DIVIDEND RIGHTS.

        9.1    Restricted Shares.    The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Stock Award Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. Such additional Restricted Shares shall not reduce the number of Common Shares available under Article 3.

        9.2    Stock Units.    The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

ARTICLE 10    PROTECTION AGAINST DILUTION.

        10.1    Adjustments.    In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spinoff or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of (a) the number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Article 3, (b) the limitations set forth in Sections 5.2 and 7.2, (c) the number of NSOs to be granted to Outside Directors under Section 4.2, (d) the number of Stock Units included in any prior Award which has not yet been settled, (e) the number of Common Shares covered by each outstanding Option and SAR or (f) the Exercise Price under each outstanding Option and SAR. Except as provided in this Article 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

        10.2    Reorganizations.    In the event that the Company is a party to a merger or other reorganization, outstanding Options, SARs, Restricted Shares and Stock Units shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting and accelerated expiration (provided the Company has previously had its initial public offering), or for settlement in cash.

ARTICLE 11    AWARDS UNDER OTHER PLANS.

        The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 12    PAYMENT OF DIRECTOR'S FEES IN SECURITIES.

        12.1    Effective Date.    No provision of this Article 12 shall be effective unless and until the Board has determined to implement such provision.

        12.2    Elections to Receive NSOs, Restricted Shares or Stock Units.    An Outside Director may elect to receive his or her annual retainer payments and meeting fees from the Company in the form of cash, NSOs, Restricted Shares, Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Article 12 shall be filed with the Company on the prescribed form.

        12.3    Number and Terms of NSOs, Restricted Shares or Stock Units.    The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

ARTICLE 13    LIMITATION ON RIGHTS.

        13.1    Retention Rights.    Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent or a Subsidiary. The Company and its Parents and Subsidiaries reserve the right to terminate the service of any employee, consultant or director at any time, with or without cause, subject to applicable laws, the Company's certificate of incorporation and by-laws and a written employment agreement (if any).

        13.2    Stockholders' Rights.    A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the issuance of a stock certificate for such Common Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Articles 8, 9 and 10.

        13.3    Regulatory Requirements.    Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 14    LIMITATION ON PAYMENTS.

        The following provisions in this Article 14 are effective for Awards granted on or after November 7, 2002.

        14.1    Excise Tax.    If any acceleration of the vesting of a Participant's Awards under this Plan ("Acceleration") would (i) constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then such Acceleration shall be reduced to the Reduced Amount. The "Reduced Amount" shall be whichever of the following which would provide the largest after-tax benefit to the Participant: (i) the largest portion of the Acceleration that would result in no portion of the Acceleration being subject to the Excise Tax or (ii) the largest portion, up to and including the total, of the Acceleration, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Participant's receipt, on an after-tax basis, of the greater amount of the Acceleration notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. In the event that the Acceleration is to be reduced, such Acceleration shall be cancelled in the reverse order of the date of grant of the Participant's Awards unless the Participant elects in writing a different order for cancellation.

        The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the transaction triggering the Acceleration ("Triggering Transaction") shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Triggering Transaction, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

        14.2    Calculations.    The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Corporation and Participant within fifteen (15) calendar days after the date on which Participant's right to Acceleration arises (if requested at that time by the Company or Participant) or at such other time as requested by the Company or Participant. If the accounting firm determines that no Excise Tax is payable with respect to an Acceleration, either before or after the application of the Reduced Amount, it shall furnish the Company and Participant with an opinion reasonably acceptable to Participant that no Excise Tax will be imposed with respect to such Acceleration. Any good faith determination of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and Participant.

        14.3    Related Corporations.    For purposes of this Article 14, the term "Company" shall include affiliated corporations to the extent determined by the accounting firm in accordance with section 280G(d)(5) of the Code.

ARTICLE 15    WITHHOLDING TAXES.

        15.1    General.    To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

        15.2    Share Withholding.    The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions, including any restrictions required by rules of the Securities and Exchange Commission.

ARTICLE 16    ASSIGNMENT OR TRANSFER OF AWARDS.

        16.1    General.    An Award granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law, except as approved by the Committee. Notwithstanding the foregoing, ISOs and, prior to the Company's initial public offering, NSOs may not be transferable. However, this Article 16 shall not preclude a Participant from designating a beneficiary who will receive any outstanding Awards in the event of the Participant's death, nor shall it preclude a transfer of Awards by will or by the laws of descent and distribution.

        16.2    Trusts.    Neither this Article 16 nor any other provision of the Plan shall preclude a Participant from transferring or assigning Restricted Shares to (a) the trustee of a trust that is revocable by such Participant alone, both at the time of the transfer or assignment and at all times thereafter prior to such Participant's death, or (b) the trustee of any other trust to the extent approved in advance by the Committee in writing. A transfer or assignment of Restricted Shares from such trustee to any person other than such Participant shall be permitted only to the extent approved in advance by the Committee in writing, and Restricted Shares held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable Stock Award Agreement, as if such trustee were a party to such Agreement.

ARTICLE 17    FUTURE OF THE PLAN.

        17.1    Term of the Plan.    The Plan, as set forth herein, was adopted on December 5, 1996, and became effective December 1, 1996, except that Articles 7, 8 and 9 shall not be effective prior to the date of the Company's initial public offering. The Plan shall remain in effect until it is terminated under Section 17.2, except that no ISOs shall be granted after November 30, 2006.

        17.2    Amendment or Termination.    The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

ARTICLE 18    DEFINITIONS.

        18.1   "Award" means any award of an Option, an SAR, a Restricted Share or a Stock Unit under the Plan.

        18.2   "Board" means the Company's Board of Directors, as constituted from time to time.

        18.3   "Change in Control" shall mean the occurrence of any of the following events:

          (a)   The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

          (b)   A change in the composition of the Board, as a result of which fewer than one-half of the incumbent directors are directors who either:

            (A)  Had been directors of the Company 24 months prior to such change; or

            (B)  Were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination; or

          (c)   Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) by the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

  The term "Change in Control" shall not include the Company's initial public offering or a transaction, the sole purpose of which is to change the state of the Company's incorporation.

        18.4   "Code" means the Internal Revenue Code of 1986, as amended.

        18.5   "Committee" means a committee of the Board, as described in Article 2.

        18.6   "Common Share" means one share of the common stock of the Company.

        18.7   "Company" means Biosite Incorporated, a Delaware corporation.

        18.8   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        18.9   "Exercise Price," in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. "Exercise Price," in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

        18.10   "Fair Market Value" means the market price of Common Shares, determined by the Committee as follows:

          (a)   If the Common Shares were traded over-the-counter on the date in question but was not traded on the Nasdaq Stock Market or the Nasdaq National Market, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Common Shares are quoted or, if the Common Shares are not quoted on any such system, by the "Pink Sheets" published by the National Quotation Bureau, Inc.;

          (b)   If the Common Shares were traded over-the-counter on the date in question and were traded on the Nasdaq Stock Market or the Nasdaq National Market, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by the Nasdaq Stock Market or the Nasdaq National Market;

          (c)   If the Common Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

          (d)   If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Western Edition of The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

        18.11   "ISO" means an incentive stock option described in section 422(b) of the Code.

        18.12   "Key Employee" means (a) a common-law employee of the Company, a Parent or a Subsidiary, (b) an Outside Director and (c) a consultant or adviser who provides services to the Company, a Parent or a Subsidiary as an independent contractor. Service as an Outside Director or as an independent contractor shall be considered employment for all purposes of the Plan, except as provided in Sections 4.2 and 4.3.

        18.13   "NSO" means a stock option not described in sections 422 or 423 of the Code.

        18.14   "Option" means an ISO or NSO granted under the Plan and entitling the holder to purchase one Common Share.

        18.15   "Optionee" means an individual or estate who holds an Option or SAR.

        18.16   "Outside Director" shall mean a member of the Board who is not a common-law employee of the Company, a Parent or a Subsidiary.

        18.17   "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

        18.18   "Participant" means an individual or estate who holds an Award.

        18.19   "Plan" means this 1996 Stock Incentive Plan of Biosite Incorporated, as amended from time to time.

        18.20   "Restricted Share" means a Common Share awarded under the Plan.

        18.21   "SAR" means a stock appreciation right granted under the Plan.

        18.22   "SAR Agreement" means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

        18.23   "Stock Award Agreement" means the agreement between the Company and the recipient of a Restricted Share or Stock Unit which contains the terms, conditions and restrictions pertaining to such Restricted Share or Stock Unit.

        18.24   "Stock Option Agreement" means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.

        18.25   "Stock Unit" means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

        18.26   "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

ARTICLE 19    EXECUTION.

        To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to affix the corporate name and seal hereto.

BIOSITE INCORPORATED
By

Rules of the Biosite Incorporated
1996 Stock Incentive Plan for Employees in France

Introduction.

        The Board of Directors (the "Board") of Biosite Incorporated (the "Company") has established the Biosite Incorporated 1996 Stock Incentive Plan (the "U.S. Plan") for the benefit of certain employees of the Company, its parent and subsidiaries, including its subsidiary(ies) in France of which the Company holds directly or indirectly at least 10% of the share capital (the "French Subsidiary"). The U.S. Plan specifically authorizes the committee established by the Board to administer the U.S. Plan (the "Committee") to adopt such rules or guidelines relating to the U.S. Plan (including with respect to options granted in France) as the Committee deems appropriate to implement the U.S. Plan. The Committee has determined that it is appropriate and advisable to establish a sub-plan for the purpose of permitting such options to qualify for French favorable local tax and social security treatment. The Committee, therefore, intends to establish a sub-plan of the U.S. Plan for the purpose of granting options that qualify for the favorable tax and social security treatment in France applicable to options granted under Sections L. 225-177 to L. 225-186 of the French Commercial Code, as amended, to qualifying employees who are resident in France for French tax purposes (the "French Optionees"). The terms of the U.S. Plan, as set out in Appendix 1 hereto, shall, subject to the modifications in the following rules, constitute the Rules of the Biosite Incorporated 1996 Stock Incentive Plan for Employees in France (the "French Plan").

        Under the French Plan, the French Optionees will be granted only Options as defined in Section 2 hereunder. In no case will they will granted other awards, e.g., stock appreciation rights, restricted shares, restricted stock units or any other type of award, as described in the U.S. Plan.

Definitions.

        Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the U.S. Plan. The terms set out below will have the following meanings:

        (a)   Option.    The term "Option" shall have the following meaning:

    Purchase stock options that are rights to acquire Common Shares repurchased by the Company prior to the vesting of the Options; or

    Subscription stock options that are rights to subscribe for newly issued Common Shares.

        (b)   Closed Period.    The term "Closed Period" means specific periods as set forth by Section L. 225-177 of the French Commercial Code, as amended, during which French qualifying Options cannot be granted, so long as such Closed Periods are applicable to Options, as described in Section 9 below.

        (c)   Grant Date.    Notwithstanding any provisions in the U.S. Plan to the contrary, the term "Grant Date" shall be the date on which both (a) the French Optionee is designated, and (b) the terms and conditions of the Option including the number of Common Shares and the method for determining the Exercise Price are specified. In no event shall the Grant Date be during a Closed Period. In such a case, the effective Grant Date for the French Optionee would be the date described in Section 9 below.

        (d)   Disability.    The term "Disability" is defined in accordance with categories 2 and 3 under Section L. 341-4 of the French Social Security Code, as amended.

Entitlement to Participate.

        (a)   Subject to Section 3(b) below, any individual who, on the Grant Date, is either bound to the French Subsidiary by an employment contract ("contrat de travail") or who is a corporate officer of the French Subsidiary, shall be eligible to receive Options under the French Plan provided that he or she also satisfies the eligibility conditions of the U.S. Plan.

        (b)   Notwithstanding any provision in the U.S. Plan to the contrary, Options may not be issued under the French Plan to employees or corporate officers owning more than ten percent (10%) of the

Company's capital shares or to individuals other than employees and corporate officers of the French Subsidiary. Options may not be issued to directors of the French Subsidiary, other than managing directors (Président du Conseil d'Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de sociétés par actions), unless they are employed by the French Subsidiary, as defined by French law.

Non-Transferability of Option.

        Notwithstanding any provision in the U.S. Plan to the contrary and, except in the case of death, Options cannot be transferred to any third party. In addition, the Options are only exercisable by the French Optionee during the lifetime of the French Optionee.

Conditions of the Option/Exercise Price.

        (a)   Notwithstanding any provision in the U.S. Plan to the contrary, the terms and conditions of the Options shall not be modified after the Grant Date, except that the Exercise Price and number of Common Shares subject to the Option may be modified as provided under Section 7 below, or as otherwise in keeping with French law.

        (b)   The Options will vest and become exercisable pursuant to the terms and conditions set forth in the U.S. Plan, this French Plan and the respective Stock Option Agreement delivered to each French Optionee. Notwithstanding any provision in the U.S. Plan to the contrary, the French Optionee will not be permitted to sell Common Shares acquired upon exercise of an Option before the expiration of the applicable holding period for French qualifying Options set forth by Section 163 bis C of the French Tax Code, as amended, except as provided in this French Plan or as otherwise in keeping with French law. To prevent the French Optionee from selling the Common Shares subject to the Option before the expiration of the applicable holding period, the Committee may, in its discretion, restrict the vesting and/or exercisability of the Option and/or the sale of Common Shares until the expiration of the applicable holding period, as set forth in the Stock Option Agreement to be delivered to each French Optionee. However, the French Optionee may be permitted to vest in or exercise the Option or sell the Common Shares subject to the Option before the expiration of the applicable holding period in the cases of dismissal, forced retirement, Disability or death, as defined in Section 91 ter of Exhibit II to the French Tax Code, as amended, and in applicable Circulars

        (c)   The method for determining the Exercise Price payable pursuant to Options issued hereunder shall be fixed by the Committee on the Grant Date, but in no event shall the Exercise Price per Common Share be less than the greater of:

    (1)
    With respect to purchase stock options, the higher of either 80% of the average quotation price of Common Shares during the 20 days of quotation immediately preceding the Grant Date or 80% of the average purchase price paid for such Common Shares by the Company;

    (2)
    With respect to subscription stock options, 80% of the average quotation price of Common Shares during the 20 days of quotation immediately preceding the Grant Date; and

    (3)
    The minimum Exercise Price permitted under the U.S. Plan.

6.     Payment of Exercise Price and Withholding.

        Notwithstanding any provisions in the U.S. Plan to the contrary, upon exercise of an Option, the full Exercise Price and any required tax and/or social security contributions to be withheld by the French Subsidiary on behalf of the French Optionee will have to be paid either in cash, by check or by wire transfer. Under a cashless exercise program, the French Optionee may also give irrevocable instructions to a stockbroker to properly deliver the Exercise Price to the Company. Notwithstanding any provisions in the U.S. Plan to the contrary, no delivery of prior owned Common Shares having a

Fair Market Value on the date of delivery equal to the aggregate Exercise Price of the Common Shares may be used as consideration for exercising an Option.

7.     Adjustments.

        Notwithstanding any provisions of the U.S. Plan to the contrary, in compliance with French law, adjustments to the Exercise Price and/or the number of Common Shares subject to an Option issued hereunder shall be made to preclude the dilution or enlargement of benefits under the Option only in the event of one or more of the transactions listed below by the Company. Furthermore, even upon occurrence of one or more of the transactions listed below, no adjustment to the kind of securities to be granted shall be made (i.e., only Options to acquire Common Shares, or the equivalent, that are neither convertible nor exchangeable into other securities or into cash shall be granted to French Optionees). The transactions are as follows:

  •
  an issuance of new Common Shares for cash consideration reserved to the Company's existing shareholders

  •
  an issuance of convertible or exchangeable bonds reserved to the Company's existing shareholders;

  •
  a capitalization of retained earnings, profits, or issuance premiums;

  •
  a distribution of reserves by payment in cash or Common Shares;

  •
  a cancellation of Common Shares in order to absorb losses; and

  •
  a repurchase by the Company of its own Common Shares at a price higher than their then current quotation price in the open market.

8.     Reorganization.

        In the event that a significant decrease in the value of Options granted to French Optionees occurs or is likely to occur as a result of a reorganization or a Change in Control as described in the U.S. Plan, the Committee may, in its sole discretion, but shall not be required to, authorize the immediate vesting and exercise of Options and the sale of Common Shares before the date on which any such reorganization or Change in Control becomes effective. If this occurs, the Options may not receive favorable tax and social security treatment under French law.

9.     Closed Periods.

        Notwithstanding any provisions in the U.S. Plan to the contrary and since Common Shares are traded on a regulated market, Options shall not be granted to French Optionees during the Closed Periods defined by Section L. 225-177 of the French Commercial Code, as amended, so long as such Closed Periods are applicable to the Options. If the Grant Date were to occur during an applicable Closed Period, the effective Grant Date for French Optionees shall be the first date following the expiration of the Closed Period which would not be a prohibited Grant Date under the U.S. Plan rules, as determined by the Committee.

10.   Termination of Employment/Service.

        If a termination of employment is due to death, the Option shall be exercisable as set forth in Section 11 below.

        In the event of a termination of employment for reasons other than death, the Option shall be exercisable as set forth in the Stock Option Agreement entered into with the French Optionee.

11.   Death.

        In the event of the death of a French Optionee, all unforfeited Options shall become immediately vested and exercisable. The French Optionee's heirs may exercise the Options within six months following the death, but any outstanding Option which remains unexercised shall expire six months following the date of the French Optionee's death. The six-month exercise period will apply without regard to the term of the Option.

12.   Term of the Option.

        The term of the Option will be nine years and six months, unless otherwise specified in the applicable Stock Option Agreement. This term can be extended only in the event of the death of the French Optionee, and in no event will the term exceed ten years.

13.   Interpretation.

        In the event of any conflict between the provisions of the present French Plan and the U.S. Plan, the provisions of the French Plan shall control for any grants made thereunder to French Optionees.

        It is intended that Options granted under the French Plan shall qualify, subject to fulfillment of any applicable legal, tax and reporting obligations, for the favorable tax and social security charges treatment applicable to stock options granted under Sections L. 225-177 to L. 225-186 of the French Commercial Code, as subsequently amended, and in accordance with the relevant provisions set forth by French tax law and the French tax administration. The terms of the French Plan shall be interpreted accordingly and in accordance with the relevant provisions set forth by French tax and social security laws, as well as the French tax and social security administrations.

14.   Employment Rights.

        The adoption of this French Plan shall not confer upon the French Optionees, or any employees of the French Subsidiary, any employment rights and shall not be construed as part of the French Optionees' employment contracts, if any.

15.   Amendments.

        Subject to the terms of the U.S. Plan, the Committee reserves the right to amend or terminate the French Plan at any time. Such amendments would only apply to future grants and would not be retroactive.

16.   Effective Date.

        This amended and restated French Plan is effective as of June 18, 2004.

PLEASE DETACH PROXY CARD HERE

P R O X Y

BIOSITE INCORPORATED

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR ANNUAL MEETING ON JUNE 17, 2005

        The undersigned stockholder of Biosite Incorporated (the "Company") acknowledges receipt of Notice of the Annual Meeting of Stockholders and Proxy Statement, each dated May 16, 2005, and the undersigned revokes all prior proxies and appoints Kim D. Blickenstaff and Christopher J. Twomey, or each of them, proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at the Company's corporate offices, 11030 Roselle Street, San Diego, California, at 10:00 a.m. on June 17, 2005, and any postponement or adjournment thereof, and instructs said proxies to vote as follows:

(IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)

THERE ARE THREE WAYS TO VOTE YOUR PROXY

        Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost-effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-800-786-8302, 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available until 11:59 p.m. Eastern Time on June 16, 2005.
Visit the Biosite Web site at http://www.biosite.com and select "Vote 2005 Proxy." Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available until 11:59 p.m. Eastern Time on June 16, 2005.
Simply sign and date your proxy card and return it in the postage-paid envelope to Georgeson Shareholder Communications, Wall Street Station, P.O. Box 1100, New York, NY 10269-0646. If you are voting by telephone or the Internet, please do not mail your proxy card.

(SEE REVERSE SIDE)
\/ DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED ONLY IF YOU ARE VOTING BY MAIL \/

☒	Please mark votes as in this example.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2, 3 AND 4.

		FOR each of the nominees listed at left (except as marked to the contrary below)		WITHHOLD AUTHORITY to vote for the nominees for class II director listed at left
1.	ELECTION OF DIRECTORS: Anthony DeMaria, M.D. Howard E. Greene, Jr.	☐		☐
(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

2.	TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S 1996 STOCK INCENTIVE PLAN TO INCREASE THE TOTAL NUMBER OF SHARES RESERVED FOR ISSUANCE:	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	TO APPROVE THE AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE TOTAL NUMBER OF SHARES AND THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE:	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	TO RATIFY THE SELECTION BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005:	FOR ☐	AGAINST ☐	ABSTAIN ☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
BIOSITE INCORPORATED BOARD OF DIRECTORS PROXY Annual Meeting of Stockholders June 17, 2005
Dated this day of , 2005
(Signature of Stockholder)
(Signature of Stockholder)

Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder must sign.
Please mark, sign, date and mail this proxy card promptly, using the enclosed envelope.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PROPOSAL 2 APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE BIOSITE INCORPORATED 1996 STOCK INCENTIVE PLAN
NEW PLAN BENEFITS 1996 Plan
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL 3 APPROVAL OF THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES AND THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE
PROPOSAL 4 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
EXECUTIVE COMPENSATION
Summary Compensation Table
STOCK OPTION GRANTS AND EXERCISES
Option Grants In Last Fiscal Year
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END OPTION VALUES
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
PERFORMANCE MEASUREMENT COMPARISON
Comparison of 5 year Cumulative Total Return* Among Biosite Incorporated, the Nasdaq Composite Index and the Nasdaq Medical Devices Index
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
BIOSITE INCORPORATED AMENDED AND RESTATED STOCK INCENTIVE PLAN Effective June 17, 2005
Rules of the Biosite Incorporated 1996 Stock Incentive Plan for Employees in France